EXHIBIT 10.9



                       FB DISTRO DISTRIBUTION CENTER, LLC
                                   (Mortgagor)

                                       to

                  BANKATLANTIC COMMERCIAL MORTGAGE CAPITAL, LLC
                                   (Mortgagee)



--------------------------------------------------------------------------------

                  MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND
                               SECURITY AGREEMENT

--------------------------------------------------------------------------------


                          Dated: As of October 6, 2004


                   Property Location: 1901 State Road 240 East
                                      Greencastle, Indiana




                            WHEN RECORDED, RETURN TO:
                        Kronish Lieb Weiner & Hellman LLP
                           1114 Avenue of the Americas
                            New York, New York 10036
                       Attention: Thomas D. O'Connor, Esq.




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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.   Payment of Debt; Incorporation of Covenants, Conditions and Agreements...3

2.   Insurance................................................................3

3.   Casualty/Application of Insurance Proceeds...............................7

4.   Payment of Taxes, Etc...................................................10

5.   Tax and Insurance Escrow Fund...........................................10

6.   Replacement Escrow Fund; Rollover Escrow Fund; Additional Escrow Fund;
     the Debt Service Escrow Fund; Tax Lien Escrow Fund......................12

7.   General Provisions Applicable to Escrow Funds...........................16

8.   Condemnation............................................................16

9.   Leases and Rents........................................................18

10.  Representations, Warranties and Covenants Concerning Loan...............19

11.  Single Purpose Entity/Separateness......................................27

12.  Maintenance of Mortgaged Property.......................................29

13.  Transfer or Encumbrance of the Mortgaged Property.......................29

14.  Estoppel Certificates and No Default Affidavits.........................33

15.  Changes in Laws Regarding Taxation......................................34

16.  No Credits on Account of the Debt.......................................34

17.  Financial Statements....................................................34

18.  Further Acts, Etc.......................................................35

19.  Recording of Mortgage, Etc..............................................36

20.  Events of Default.......................................................36

21.  Late Payment Charge.....................................................38

22.  Right To Cure Defaults..................................................39


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23.  Remedies................................................................39

24.  Right of Entry..........................................................42

25.  Security Agreement......................................................43

26.  Actions and Proceedings.................................................43

27.  Contest of Certain Claims...............................................43

28.  Marshalling and Other Matters...........................................44

29.  Hazardous Substances....................................................44

30.  Asbestos................................................................45

31.  Environmental Monitoring................................................46

32.  Handicapped Access......................................................47

33.  Indemnification.........................................................47

34.  Notices.................................................................48

35.  Non-Waiver..............................................................49

36.  No Oral Change..........................................................49

37.  Liability...............................................................50

38.  Inapplicable Provisions.................................................50

39.  Headings, Etc...........................................................50

40.  Duplicate Originals.....................................................50

41.  Definitions.............................................................50

42.  Homestead...............................................................50

43.  Assignments.............................................................50

44.  Waiver of Jury Trial....................................................50

45.  Miscellaneous...........................................................51

46.  Mortgagor's Liability...................................................53

47.  Yield Maintenance Prepayment Option.....................................53

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48.  Yield Maintenance.......................................................54

49.  Cash Management Agreement...............................................55

50.  Annual Budgets..........................................................55

51.  Sale of Notes and Securitization........................................56

52.  Intentionally Omitted Prior to Execution................................57

53.  Intentionally Omitted Prior to Execution................................57

54.  Servicer................................................................57

55.  Management of the Mortgaged Property....................................57

56.  Principles of Construction..............................................57

57.  Maturity Date...........................................................58

58.  Disclosure Law..........................................................58

59.  Environmental Liens.....................................................58

60.  Applicable Law..........................................................58

61.  Unenforceable Remedies..................................................59

62.  No Waiver of Right to Seek Deficiency...................................59

63.  Future Advances.........................................................59

64.  Reimbursable Costs......................................................59

65.  UCC Remedies............................................................60

66.  Security Interest - Rents...............................................60

67.  Consent to Receiver.....................................................60

68.  Release of Mortgage.....................................................61




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     THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (the
"Mortgage"), made as of October 6, 2004, by FB DISTRO DISTRIBUTION CENTER, LLC, a Delaware limited liability company, having its principal place of business at 1901 State Road 240 East, Greencastle, Indiana 46135-7825, ("Mortgagor"), to BANKATLANTIC COMMERCIAL MORTGAGE CAPITAL, LLC, a Florida limited liability company, having its principal place of business at 980 N. Federal Highway, Suite 400, Boca Raton, Florida 33432 ("Mortgagee").

                              W I T N E S S E T H:

     To secure the payment of an indebtedness in the original principal sum of Thirteen Million and no/100 Dollars ($13,000,000.00) (the "Loan"), lawful money of the United States of America, to be paid with interest according to a certain promissory note of even date herewith made by Mortgagor to Mortgagee (the promissory note together with all consolidations, extensions, renewals or modifications thereof being hereinafter collectively called the "Note") and all other sums due hereunder, under the other Loan Documents (hereinafter defined) and under the Note (said indebtedness and interest due under the Note and all other sums due hereunder, under the Note and under the other Loan Documents being hereinafter collectively referred to as the "Debt"), Mortgagor has mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned, and hypothecated and by these presents does hereby mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate unto Mortgagee the real property described in Exhibit A attached hereto (the "Premises") and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (the "Improvements");

     TOGETHER WITH all right, title, interest and estate of Mortgagor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements, and the property, rights, interests and estates hereinafter described are collectively referred to herein as the "Mortgaged Property"):

     (a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, all rights to oil, gas, minerals, coal and other substances of any kind or character, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue, opened, vacated or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, courtesy and rights of courtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

     (b) all machinery, furniture, furnishings, equipment, computer software and hardware, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Mortgagor, or in which Mortgagor has or


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shall have an interest, now or hereafter located upon the Premises and/or the
Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and/or the Improvements, and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements (hereinafter collectively referred to as the "Equipment"), including any leases of any of the foregoing, any deposits existing at any time in connection with any of the foregoing, and the proceeds of any sale or transfer of the foregoing, and the right, title and interest of Mortgagor in and to any of the Equipment that may be subject to any "security interests" as defined in the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Mortgaged Property is located (the "Uniform Commercial Code"), superior in lien to the lien of this Mortgage;

     (c) all awards or payments, including interest thereon, that may heretofore and hereafter be made with respect to the Premises and/or the Improvements, whether from the exercise of the right of eminent domain or condemnation (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Premises and/or Improvements;

     (d) all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises and the Improvements, including any extensions, renewals, modifications or amendments thereof (hereinafter collectively referred to as the "Leases") and all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Mortgagor or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements (hereinafter collectively referred to as the "Rents"), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

     (e) all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property;

     (f) The right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Mortgagee in the Mortgaged Property;

     (g) all accounts, escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the Uniform Commercial Code, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans,

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specifications, designs, drawings, permits, consents, licenses, management agreements, contract rights (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair, or other work upon the Mortgaged Property), approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Mortgaged Property), and causes of action that now or hereafter relate to, are derived from or are used in connection with the Mortgaged Property, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively referred to as the "Intangibles"); and

     (h) all proceeds, products, offspring, rents and profits from any of the foregoing, including, without limitation, those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.

     TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto Mortgagee and its successors and assigns, forever;

     PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall pay to Mortgagee the Debt at the time and in the manner provided in the Note and this Mortgage and shall abide by and comply with each and every covenant and condition set forth herein, in the Note and in the other Loan Documents (hereinafter defined) in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

     AND Mortgagor represents and warrants to and covenants and agrees with Mortgagee as follows:

                                    PART I.

                               GENERAL PROVISIONS

     1. Payment of Debt; Incorporation of Covenants, Conditions and Agreements. Mortgagor shall pay the Debt at the time and in the manner provided in the Note and in this Mortgage and the other Loan Documents. All the covenants, conditions and agreements contained in (a) the Note and (b) all and any of the documents including, without limitation, the Note, that certain Cash Management Agreement of even date herewith by and between Mortgagor and Mortgagee (the "Cash Management Agreement") and this Mortgage now or hereafter executed by Mortgagor and/or others and by or in favor of Mortgagee, which evidences, secures or guarantees all or any portion of the Debt or otherwise is executed and/or delivered in connection with the Note and this Mortgage (collectively, the "Loan Documents") are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.

     2. Insurance.

     (a) Mortgagor, at its sole cost and expense, shall obtain and maintain (or cause to be obtained and maintained) during the entire term of this Mortgage (the "Term") the following policies of insurance:



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          (i) Casualty insurance against loss or damage by fire, lightning and such other perils as are included in a standard "special form" policy (formerly known as an "all-risk" endorsement policy), and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, riot and civil commotion, terrorist actions, vandalism, malicious mischief, windstorm, burglary and theft in an amount equal to the greatest of (A) the then full replacement cost of the Improvements and Equipment, without deduction for physical depreciation, (B) the outstanding principal balance of the Loan, and (C) such amount that the insurer would not deem Mortgagor a co-insurer under said policies. The policies of insurance required under this Paragraph 2(a)(i) shall not provide for or permit co-insurance and shall contain a "Replacement Cost" endorsement with a waiver of depreciation and an "Agreed Amount" or "No Coinsurance" endorsement and shall have a deductible no greater than $10,000.

          (ii) Commercial General Liability insurance, including a broad form comprehensive general liability endorsement and coverages for broad form property damage, contractual damages and personal injuries (including death resulting therefrom) and containing minimum limits per occurrence of $1,000,000.00 and $2,000,000.00 in the aggregate for any policy year with no deductible. All liability policies must provide for claims to be made on an occurrence basis. In addition, at least $5,000,000 excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Mortgagor and all court costs and attorneys' fees incurred in connection with the ownership, operation and maintenance of the Mortgaged Property.

          (iii) Rental loss and/or business income interruption insurance: (A) with loss payable to Mortgagee; (B) covering all risks required to be covered by the insurance provided for in Paragraph 2(a)(i) above and covered by any other separate insurance required to be maintained hereunder with respect to windstorm, earthquake, terrorist acts and any other risks required to separately insured hereunder; (C) covering a period of restoration of twelve (12) months in addition to containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and personal property has been repaired and restored, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of three (3) months from the date that the Mortgaged Property is repaired or replaced, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) the policy limits procured shall be at least equal to one hundred percent (100%) of the projected gross potential revenue for the Mortgaged Property for a period equal to at least fifteen (15 ) months. The amount of such rental loss and/or business income interruption insurance shall be determined prior to the date hereof and at least once each year thereafter based on Mortgagor's reasonable estimate of the gross potential revenue from the Mortgaged Property for the succeeding fifteen (15) month period;

          (iv) Insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter


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     installed in the Improvements (without exclusion for explosions), in an amount at least equal to the outstanding principal amount of the Note or $2,000,000.00, whichever is less.

          (v) If Mortgagor has employees, worker's compensation insurance with respect to any employees of Mortgagor, as required by any governmental authority or legal requirement.

          (vi) Flood insurance if any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards in an amount at least equal to the outstanding principal amount of the Loan or such lesser amount as agreed to by Mortgagee in writing.

          (vii) During any period of repair or restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the Mortgaged Property against such risks (including, without limitation, fire and extended coverage and collapse of the Improvements to agreed limits) as Mortgagee may request, in form and substance reasonably acceptable to Mortgagee.

          (viii) If the Mortgaged Property is or ever becomes non-conforming with respect to zoning, ordinance or law coverage to compensate for loss of value or property resulting from operation of law and the cost of demolition and the increased cost of construction in amounts as requested by Mortgagee.

          (ix) If the Mortgaged Property is located in a "seismic zone" of 3 or 4 and a seismic assessment acceptable to Mortgagee reveals a maximum probable or bounded loss equal to or greater than 20% of the amount of the estimated replacement cost of the Improvements, earthquake insurance in an amount equal to the outstanding principal balance of the Loan or such lesser amount as agreed to by Mortgagee in writing.

          (x) Windstorm insurance in an amount equal to the outstanding principal balance of the Loan or such lesser amount as agreed to by Mortgagee in writing.

     (b) All policies of insurance (the "Policies") required pursuant to this Paragraph 2: (i) shall be issued by companies licensed to do business in the state where the Mortgaged Property is located, with a financial strength and claims paying ability rating of at least A:VIII from A.M. Best Company and "A" or better by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.; (ii) shall, with respect to all property insurance policies, name Mortgagee and its successors and/or assigns as their interest may appear as the mortgagee; (iii) shall, with respect to all property insurance policies and rental loss and/or business interruption insurance policies, contain a Standard Mortgagee Clause and a Lender's Loss Payable Endorsement, or their equivalents, naming Mortgagee as the person to which all payments made by such insurance company shall be paid; (iv) shall, with respect to all liability policies, name Mortgagee and its successors and/or assigns as an additional insured; (v) shall contain a waiver of subrogation against Mortgagee; (vi) shall contain such provisions as Mortgagee deems reasonably necessary or desirable to protect its interest including, without limitation, endorsements providing that neither Mortgagor, Mortgagee nor any other party shall be a co-insurer under said Policies and that Mortgagee shall receive at least thirty (30) days prior


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written notice of any modification, reduction or cancellation; and (vii) shall be satisfactory in form and substance to Mortgagee and shall be approved by Mortgagee as to amounts, form, risk coverage, deductibles, loss payees and insureds. Certified copies of the Policies shall be delivered to Mortgagee, c/o Wachovia Bank, National Association, as Servicer, PO Box 563956, Charlotte, North Carolina 28256-3956, within 30 days after the effective date thereof. Mortgagor shall pay to Mortgagee the cost of Mortgagee's review of the Policies and any certificates and renewals relating thereto. Mortgagor shall pay the annual premiums for such Policies (the "Insurance Premiums") in full in advance of each renewal date of the respective term of each Policy and shall furnish to Mortgagee evidence of the renewal of each of the Policies with receipts for the full payment of the entire annual Insurance Premiums or other evidence of such payment reasonably satisfactory to Mortgagee which evidence may include, without limitation, a letter certified by Mortgagor's insurance carrier indicating that such Insurance Premiums have been paid (provided, however, that Mortgagor shall not be required to furnish such evidence of payment to Mortgagee in the event that such Insurance Premiums have been paid by Mortgagee pursuant to Paragraph 5 hereof). In addition to the insurance coverages described in Paragraph 2(a) above, Mortgagor shall obtain such other insurance as may from time to time be reasonably required by Mortgagee in order to protect its interests. Within thirty (30) days after request by Mortgagee, Mortgagor shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Mortgagee, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

     (c) It shall be an Event of Default if Mortgagor fails to maintain and keep in full force and effect all Policies in accordance with the terms and provisions of this Mortgage, and, in addition to any other remedies that Mortgagee shall have under this Mortgage in connection with any such Event of Default, Mortgagee shall also have the right (without any obligation), at the sole cost and expense of Mortgagor, to obtain and put into effect any such Policies not maintained by Mortgagor. Any amounts paid by Mortgagee (including without limitation any Premiums and other costs incurred by Mortgagee with respect to the exercise of Mortgagee's rights hereunder) shall be paid by Mortgagor to Mortgagee within five (5) days after demand by Mortgagee together with interest thereon accrued from the date any such amounts are paid by Mortgagee until repaid to Mortgagee in full at the Default Rate (as defined in the Note). The exercise by Mortgagee of any rights hereunder to obtain any Policies shall not in any event cure or otherwise constitute any waiver with respect to any Event of Default arising because of Mortgagor's failure to maintain the Policies.

     (d) Upon the occurrence of: (i) an Insured Casualty (as defined herein), Mortgagor shall deposit with Mortgagee ( to be held and applied by Mortgagee in the same manner in which Insurance Proceeds are to be held and applied by Mortgagee under this Mortgage), an amount equal to the difference between the deductible set forth in Paragraph 2(a)(i) above with respect to property insurance and the then current deductible under such property insurance actually maintained by FB Distro and/or Mortgagor (if such deductible is greater than the deductible amount set forth in said Paragraph 2(a)(i) hereof); and (ii) any other claim arising with respect to any matters required to be insured under the Policies, Mortgagor shall deposit with Mortgagee (to be held as additional collateral for the Loan in accordance with Paragraph 7 below), an amount equal to the insurance deductible under the respective Policy that is maintained by FB Distro and/or Mortgagor (if any).



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

     3. Casualty/Application of Insurance Proceeds.

     (a) If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (an "Insured Casualty"), Mortgagor shall give prompt notice thereof to Mortgagee. Following the occurrence of an Insured Casualty, Mortgagor, regardless of whether Insurance Proceeds (hereinafter defined) are available, shall promptly proceed to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law. The expenses incurred by Mortgagee in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured hereby and shall be reimbursed by Mortgagor to Mortgagee upon demand.

     (b) Upon the occurrence of an Insured Casualty, Mortgagor shall (subject to the right of Mortgagee to elect to do so as set forth below in this clause (b)), promptly file a proof of loss with the respective insurance company or companies insuring such Insured Casualty and provided no Event of Default has occurred, Mortgagor shall have the right (subject to the right of Mortgagee to elect to do so as set forth below in this clause (b)) to proceed to settle and adjust any claims with respect to such Insured Casualty and agree with such company or companies on the amount of the Insurance Proceeds to be paid upon the loss (any amounts so received, including without limitation any proceeds received from rental loss or business interruption coverages (the "Insurance Proceeds"), provided that Mortgagor proceeds with such adjustment promptly and diligently and in a competent and timely manner. In the event Mortgagor fails to promptly file a proof of loss with respect to any Insured Casualty or fails to promptly and diligently proceed to settle and adjust any claims with respect thereto as required in this clause (b), then Mortgagee shall, at the sole cost and expense of Mortgagor, have the right to file such proof of claim, settle and adjust such claim and agree with such insurance company or companies on the amount of the Insurance Proceeds, in the place and stead of Mortgagor without the consent of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, to do so. Notwithstanding the foregoing, with respect to any Insured Casualty where the damage to the Mortgaged Property is greater than $6,500,000.00: (x) if Mortgagor has not concluded such settlement with the insurance company within nine (9) months of the Insured Casualty, then Mortgagee shall have the right to elect to settle and adjust such Insured Casualty and Mortgagor hereby irrevocably appoints Mortgagee as it attorney-in fact, coupled with an interest to do; and (y) in the event Mortgagee does so elect to adjust and settle the claim with respect to such Insured Casualty, then Mortgagor shall have the right within ninety (90) days after such election and upon not less than thirty (30) days notice to Mortgagee, to prepay the entire amount of the Loan in full (but not in part) on any Payment Date (as defined in the Note) without payment of any Proportionate Yield Maintenance Premium with respect to any of the Debt. In the event of an Insured Casualty where the damage to the Mortgaged Property does not exceed the lesser of (x) $250,000 and (y) ten percent (10%) of the outstanding principal balance of the Note (a "Significant Casualty") and provided no Event of Default shall have occurred, so long as Mortgagor shall proceed to restore, repair, replace or rebuild the Mortgaged Property as set forth in Paragraph 3(a) above, and that the restoration or repair of the Mortgaged Property can be completed prior to the earlier to occur of (i) the date which is six (6) months following such Insured Casualty and (ii) the date which is twelve (12) months prior to the Anticipated Repayment Date (as defined in the Note), Mortgagor is hereby authorized to collect and receipt for any such Insurance Proceeds. All other Insurance Proceeds (whether or


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not Mortgagee elects to settle and adjust the claim or Mortgagor settles such claim) shall be due and payable solely to Mortgagee and held by Mortgagee in accordance with the terms of this Mortgage. In the event Mortgagor or any party other than Mortgagee is a payee on any check representing Insurance Proceeds with respect to any Significant Casualty (or with respect to any Insured Casualty, if an Event of Default has occurred), Mortgagor shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Mortgagee. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, to endorse any such check payable to the order of Mortgagee. The expenses incurred by Mortgagee in the adjustment and collection of Insurance Proceeds shall become part of the Debt and be secured hereby and shall be reimbursed by Mortgagor to Mortgagee upon demand. Mortgagor hereby releases Mortgagee from any liability with respect to the settlement and adjustment by Mortgagee of any Insured Casualty.

     (c) In the event of loss or damages covered by any of the Policies, the following provisions shall apply with respect to application of Insurance
Proceeds:

          (i) In the event of an Insured Casualty where the loss is in an aggregate amount less than twenty-five percent (25%) of the original principal balance of the Note and if, in the reasonable judgment of Mortgagee, the Mortgaged Property can be restored prior to the earlier to occur of (A) the date which is six (6) months following such Insured Casualty and (B) the date which is twelve (12) months prior to the Anticipated Repayment Date, and after such restoration will adequately secure the outstanding balance of the Debt and will have a value at least equal to the value immediately prior to the date hereof, and if the FB Distro Lease is in full force and effect, FB Distro does not have the right to terminate the FB Distro Lease with respect to such Insured Casualty or FB Distro affirms in writing that it has waived any right it has to terminate the FB Distro Lease as a result of such Insured Casualty, then, if no Event of Default (as hereinafter defined) shall have occurred, the Insurance Proceeds (not including any Insurance Proceeds paid in respect of the liability policies required under Paragraph 2(a)(ii) hereof, in respect of any rental loss or business interruption coverage, or in respect of any worker's compensation insurance), after reimbursement of any expenses incurred by Mortgagee, shall be applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Insured Casualty, in the manner set forth below. Mortgagor hereby covenants and agrees to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided always, that Mortgagor shall pay all costs (and if required by Mortgagee, Mortgagor shall deposit the total thereof with Mortgagee in advance) of such restoring, repairing, replacing or rebuilding in excess of the net Insurance Proceeds made available pursuant to the terms hereof.

          (ii) Except as provided in Paragraph 3(c)(i) above, the Insurance Proceeds collected upon any Insured Casualty shall, at the option of Mortgagee in its sole discretion, be applied to the payment of the Debt or applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Insured Casualty, in the manner set forth below. Additionally, throughout the term of the Loan if an Event of Default, or an event which with notice and/or the passage of time or both would constitute an Event of Default, has occurred then the Mortgagor shall pay to Mortgagee, with respect to any payment of the Debt pursuant to this paragraph, an additional amount equal to the Proportionate Yield Maintenance Premium (as defined in Paragraph 48 below); provided, however, that if an Event of Default, or an event which with notice and/or the passage of time or both would constitute an Event of Default, has not occurred, then the Proportionate Yield Maintenance Premium shall not be payable. Any such application to the Debt shall (A) be applied to those payments of principal and interest last due under the Note but shall not postpone any payments otherwise required pursuant to the Note other than such last due payments and (B) not cause or result in the Monthly Debt Service Payment Amount under the Note being re-cast. Mortgagor acknowledges that in order for Mortgagee to fix the Initial Interest Rate on the Loan, Mortgagee entered into hedging transactions by selling U.S. Treasury securities, which hedging transactions would have to be "unwound" if all or any portion of the Loan is paid down.

          (iii) In the event Mortgagor is entitled to reimbursement out of Insurance Proceeds held by Mortgagee, such Insurance Proceeds shall be disbursed from time to time upon Mortgagee being furnished with (1) evidence satisfactory to Mortgagee of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (2) funds or, at Mortgagee's option, assurances satisfactory to Mortgagee that such funds are available, sufficient in addition to the Insurance Proceeds to complete the proposed restoration, repair, replacement and rebuilding, and (3) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Mortgagee may reasonably require and approve. Mortgagee may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Mortgagee prior to commencement of work. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than Insurance Proceeds shall be disbursed prior to disbursement of such Insurance Proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Mortgagee by or on behalf of Mortgagor for that purpose, shall be at least sufficient in the reasonable judgment of Mortgagee to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain out of Insurance Proceeds held by Mortgagee after payment of such costs of restoration, repair, replacement or rebuilding (including, but not limited to, all Insurance Proceeds paid with respect to rental loss and/or business interruption insurance) shall be deposited by Mortgagee into one or more of the Escrow Funds, as determined by Mortgagee, and thereafter held and disbursed by Mortgagee in accordance with the terms and provisions of this Mortgage applicable to such Escrow Funds.

          (iv) Notwithstanding anything contained in Paragraph 3 or Paragraph 47 to the contrary, in the event Mortgagee elects to apply the proceeds of insurance to the payment of the Debt anytime during the term of the Loan in accordance with this Paragraph 3, Mortgagor may, within ninety (90) days after such election by Mortgagee, upon not less than thirty (30) days notice to Mortgagee, prepay the entire amount of the

     Loan in full (but not in part) on any Payment Date (as defined in the Note) without payment of any Proportionate Yield Maintenance Premium with respect to any of the Debt regardless of whether the source of repayment is the Insurance Proceeds or Mortgagor's own funds.

     4. Payment of Taxes, Etc. Mortgagor shall pay all taxes, assessments, water rates and sewer rents, now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof (collectively, the "Taxes") and all water rates, sewer rents, ground rents, maintenance charges, and other impositions and charges now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof (collectively, the "Other Charges") as the same become due and payable. Mortgagor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Mortgaged Property, and shall promptly pay for all utility services provided to the Mortgaged Property. Mortgagor shall furnish to Mortgagee receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Mortgagor shall not be required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Mortgagee pursuant to Paragraph 5 hereof).

     5. Tax and Insurance Escrow Fund. (a) Simultaneously with the execution hereof, Mortgagor shall deposit with Mortgagee the amount, as determined by Mortgagee, which, when added to the monthly payments subsequently required to be deposited with Mortgagee hereunder on account of Taxes and Insurance Premiums, will result in there being on deposit with Mortgagee an amount sufficient to pay the next due installment of Taxes on the Mortgaged Property at least thirty (30) days prior to the due date thereof and, subject to the terms of Section 5(b) below, the next due annual Insurance Premiums with respect to the Mortgaged Property at least thirty (30) days prior to the due date thereof. In addition, Mortgagor shall pay to Mortgagee on each Payment Date (as defined in the Note)
(a) one-twelfth of the Taxes that Mortgagee estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Mortgagee sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and, subject to the terms of Section 5(b) below, (b) one-twelfth of the Insurance Premiums that Mortgagee estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Mortgagee sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said initial deposit, together with the amounts in clauses (a) and (b) above, being hereinafter called the "Tax and Insurance Escrow Fund"). Mortgagee will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Mortgagor pursuant to Paragraphs 2 and 4 hereof. In making any payment relating to the Tax and Insurance Escrow Fund, Mortgagee may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If at any time Mortgagee determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay the items set forth in clauses (a) and (b) above, Mortgagee shall notify Mortgagor of such determination and Mortgagor shall increase its monthly payments to Mortgagee by the amount that Mortgagee estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or expiration of the Policies, as the case may be. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Paragraphs 2 and 4 hereof, Mortgagee shall credit such excess against future payments to be made to the Tax and Insurance Escrow Fund, and all excess amounts remaining when the Debt has been satisfied shall be returned to Mortgagor.

     (b) Notwithstanding the provisions of Paragraph 5(a) to the contrary, provided and on condition that each and all of the Insurance Conditions Precedent (as defined herein) are satisfied and remain satisfied at all times, Mortgagor shall not be required to fund the Tax and Insurance Escrow Fund with respect to Insurance Premiums only as provided herein. If at any time any or all of the Insurance Conditions Precedent are no longer met, Mortgagor shall immediately begin and shall continue to fund the Tax and Insurance Escrow fund as provided herein. The "Insurance Conditions Precedent" shall mean the following conditions precedent: (i) no Event of Default exists, (ii) FB Distro, Inc., an Indiana corporation ("FB Distro") shall be maintaining the insurance in respect of the Mortgaged Property in accordance with that certain lease, dated as of September 28, 2004, (the "FB Distro Lease") by and between FB Distro, as tenant and Mortgagor, as landlord and paying Insurance Premiums directly to the respective insurer or agent, (iii) the FB Distro Lease shall be in full force and effect and neither landlord nor tenant thereunder shall be in default of any of its obligations, (iv) FB Distro shall be and shall remain obligated under the FB Distro Lease to pay Insurance Premiums and maintain insurance in respect of the Mortgaged Property as currently set forth in the FB Distro Lease, and (v) the senior unsecured debt rating of Charming Shoppes, Inc. ("Charming") shall be and remain at least "B" by Standard & Poor's ratings Services, a division of the McGraw-Hill Companies, Inc.

     (c) In the event that, for any reason, Mortgagor shall be funding the Tax and Insurance Escrow Fund, Mortgagor shall have a one time right to elect, in lieu of funding the Tax and Insurance Escrow Fund as set forth in Paragraph 5(a) above, to deliver to Mortgagee an irrevocable, automatically renewable, transferable letter of credit (the "Letter of Credit") for 110% of the amount of the then annual Taxes on the Mortgaged Property and the next due annual Insurance Premiums with respect to the Mortgaged Property. The Letter of Credit shall be in form and substance acceptable to Mortgagee in its sole discretion, issued by a bank which has a rating by Standard & Poors of not less than "A", name Mortgagee as beneficiary and shall be delivered, together with a letter of credit agreement with respect to such Letter of Credit consistent with the terms and provisions of this Paragraph 5(c) and otherwise in form and substance acceptable to Mortgagee in its sole discretion. If Mortgagor delivers the Letter of Credit to Mortgagee pursuant to this Paragraph 5(c), then Taxes and Insurance Premiums shall cease to be paid from amounts on deposit in the Tax and Insurance Escrow Fund, but Mortgagor shall thereafter directly pay all Taxes not less than thirty (30) days prior to the due date and shall pay all Insurance Premiums not less than two (2) business days prior to the expiration of the Policies and shall deliver to Mortgagee paid invoices, if obtainable, or other evidence of payment with respect to same on or prior to such dates. If Mortgagor fails to pay the Taxes and Insurance Premiums as set forth above and fails to deliver such invoices as forth above, then Mortgagee shall have the right to realize upon the Letter of Credit and apply the proceeds thereof to the payment of due and unpaid Taxes and Insurance Premiums. Failure to either deposit the Letter of Credit (or the replacement letter of credit) as set forth in this Paragraph 5(c) and to pay the Taxes and Insurance Premiums as set forth in this Paragraph 5(c), or to make any payments as required pursuant to this Paragraph 5 shall constitute an Event of Default. During the term of the Loan if after delivering the Letter of Credit to Mortgagee, Mortgagor elects to commence or recommence deposits into the Tax and Insurance Escrow Fund pursuant to Paragraph 5(a) above, then provided no Event of Default exists, the Letter of Credit (or such replacement letter of credit), will be returned to Mortgagor at such time that Mortgagor has deposited into the Tax and Insurance Escrow Fund the respective amount required under Paragraph 5(a) above. At such time that there is an increase in Taxes and/or the annual Insurance Premiums that causes the then maximum amount available under the Letter of Credit to be less than 110% of the then current annual Taxes and Insurance Premiums, Mortgagor shall, within fifteen (15) days after receiving any invoice or bill evidencing such increase (or after receiving any notice of such increase), deliver to Mortgagee a new letter of credit to replace the Letter of Credit, which complies with the terms and provisions of this Paragraph 5(c) and is in an amount equal to 110% of the then current annual Taxes and Insurance Premiums. Upon receipt of such replacement letter of credit, provided no Event of Default exists, Mortgagee shall return the Letter of Credit to Mortgagor.

     (d) Notwithstanding anything to the contrary contained in this Paragraph 5, in lieu of Mortgagor's obligation to make payments of Taxes pursuant to Paragraph 5(a) herein, on the date hereof, Mortgagor shall deposit with Mortgagee the sum of $83,129.00, and thereafter Mortgagee shall at all times maintain a sum equal to the then current amount of six month's payment of Taxes payable with respect to the Mortgaged Property (such amount being referred to herein as the "Tax Payment"), which shall be deposited with and held by Mortgagee in the Tax and Insurance Escrow Fund. If Taxes are not paid prior to delinquency ("Tax Trigger Event"), Mortgagee shall have the right to apply the Tax Payment to the payment of such Taxes. Upon the occurrence of a Tax Trigger Event, Mortgagor shall be required to deposit monthly payments with respect to Taxes in accordance with Paragraph 5(a) herein.

     6. Replacement Escrow Fund; Rollover Escrow Fund; Additional Escrow Fund; the Debt Service Escrow Fund; Tax Lien Escrow Fund.

     (a) Mortgagor shall pay to Mortgagee on each Payment Date an amount equal to one-twelfth of the Annual Replacement Amount (as defined below) and such payments shall be held in escrow (the "Replacement Escrow Fund") and disbursed in accordance with the following provisions of this Paragraph 6. The "Annual Replacement Amount", which is based on Mortgagee's initial estimate of the annual amount for replacements and repairs of a capital nature required to be made to the Mortgaged Property, shall initially be $194,400. Notwithstanding anything contained herein to the contrary, the amount on deposit in the Replacement Escrow Fund shall not be required to exceed $388,800.00 (the "Replacement Escrow Fund Cap"). At such time that the amount in the Replacement Escrow Fund equals or exceeds the Replacement Escrow Fund Cap, Mortgagor shall not be required to continue to make deposits into the Replacement Escrow Fund as required under this Mortgage unless and until the amount on deposit is less than the Replacement Escrow Fund Cap, whereupon Mortgagor shall resume making such deposits until the amount on deposit therein equals or exceeds the Replacement Escrow Fund Cap (it being agreed and understand that Mortgagor shall be required to resume deposits as required under this Paragraph 6(a) anytime the amount on deposit in the Replacement Escrow Fund is less than the Replacement Escrow Fund
Cap). Provided that no Event of Default exists, Mortgagee shall make disbursements from the Replacement Escrow Fund as requested by Mortgagor, and approved by Mortgagee in its reasonable discretion, on a monthly basis in increments of no less than $1,000.00 upon delivery by Mortgagor of a draw request accompanied by (i) copies of paid invoices (or with respect to requests in excess of $10,000.00, unpaid invoices) for the amounts requested, (ii) a brief description of the repair or replacement (including evidence that same is of a capital nature) and, if required by Mortgagee, (iii) lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Any disbursement by Mortgagee hereunder for a capital item in excess of $10,000.00 and not already paid for by Mortgagor, shall be made by joint check, payable to Mortgagor and the applicable contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with such capital item. Mortgagee may require an inspection of the Mortgaged Property at Mortgagor's expense, or other evidence as Mortgagee may in its reasonable discretion require, prior to making a monthly disbursement in order to verify compliance with the requirements of this Paragraph 6(a).

     (b) Intentionally Omitted Prior to Execution.

     (c) Mortgagor shall pay to Mortgagee on each Payment Date one-twelfth of $150,000.00, which shall be deposited with and held by Mortgagee for tenant improvement and leasing commission obligations incurred following the date hereof (the "Rollover Escrow Fund"). In addition, notwithstanding any limitations on the amount to be deposited in the Rollover Escrow Fund, Mortgagor shall pay to Mortgagee for deposit in the Rollover Escrow Fund all funds received by Mortgagor from tenants in connection with the cancellation of any Leases, including, but not limited to, any cancellation fees, penalties, and payments relating to unamortized tenant improvements and leasing commissions. Mortgagee may from time to time reassess its estimate of the monthly amount necessary to be deposited into the Rollover Escrow Fund and, upon notice to Mortgagor, Mortgagor shall be required to deposit into the Rollover Escrow Fund each month such reassessed amount. Notwithstanding anything contained herein to the contrary, the amount on deposit in the Rollover Escrow Fund shall not be required to exceed $750,000.00 (the "Rollover Escrow Fund Cap"). At such time that the amount in the Rollover Escrow Fund equals or exceeds the Rollover Escrow Fund Cap, Mortgagor shall not be required to continue to make deposits into the Rollover Escrow Fund as required under this Mortgage unless and until the amount on deposit is less than the Rollover Escrow Fund Cap, whereupon Mortgagor shall resume making such deposits until the amount on deposit therein equals or exceeds the Rollover Escrow Fund Cap (it being agreed and understand that Mortgagor shall be required to resume deposits as required under this Paragraph 6(c) anytime the amount on deposit in the Rollover Escrow Fund is less than the Rollover Escrow Fund Cap). To the extent the Leases were not previously approved by Mortgagee, all such expenses shall be approved by Mortgagee in its sole discretion. Provided that no Event of Default shall exist and remain uncured, Mortgagee shall make disbursements as requested, in writing, by Mortgagor on a monthly basis in increments of no less than $1,000.00 upon delivery by Mortgagor of copies of paid invoices (or with respect to any request in excess of $10,000, unpaid invoices) for the amounts requested for tenant improvements and leasing commissions, the newly executed Lease, extension, renewal, or modification, with terms commensurate with the expired Lease, a certification for tenant improvement disbursements from the Mortgagor stating
(a) the nature and type of the related improvement, (b) that the related improvement has been completed in a good and workmanlike manner and (c) that the related improvement has been paid in full (or, with respect to any request in excess of $10,000, will be paid for in full from the requested disbursement) or a certification for leasing commission disbursements stating that such leasing commission has been paid in full (or, with respect to requests in excess of $10,000, will be paid for in full from the requested disbursement) and, if required by Mortgagee, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Any disbursement by Mortgagee hereunder in excess of $10,000 and not already paid for by Mortgagor, shall be made by joint check, payable to Mortgagor and the applicable contractor, supplier, materialman, mechanic, subcontractor, broker or other party to whom payment is due in connection with such disbursement. Mortgagee may require an inspection of the Mortgaged Property at Mortgagor's expense prior to making a disbursement in order to verify compliance with the requirements of this Paragraph 6 (c).

     (d) If at anytime during the term of the Loan, the issuer credit rating of Charming falls below "B" (but not below "B-") according to Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. or the senior implied credit rating of Charming falls below "B2" (but not below "B3") according to Moody's Investors Service, Inc. (individually and collectively, the "Initial Charming Rating Drop"), Mortgagor shall be required to deposit into an additional reserve (the "Additional Escrow Fund") on each Payment Date, beginning with the next Payment Date then due, an amount equal to all Excess Cash Flow (as defined herein) until the amount paid into the Additional Escrow Fund is no less than $2,000,000.00 (the "Additional Escrow Fund Cap"), which amounts shall be held by Mortgagee as additional security for the indebtedness secured hereby. If after the occurrence of the Initial Charming Rating Drop, but prior to the occurrence of the Second Charming Rating Drop (as defined herein) or a Charming Rating Drop Termination, at any time during the term of the Loan the amount on deposit in the Additional Escrow Fund shall fall below the Additional Escrow Fund Cap, Mortgagor shall resume making deposits of Excess Cash Flow into the Additional Escrow Fund as required under this Paragraph 6(d) until the amount on deposit therein equals no less than the Additional Escrow Fund Cap. If at anytime during the term of the Loan, whether prior to or after the occurrence of the Initial Charming Rating Drop, the issuer credit rating of Charming falls below "B-" according to Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. or the senior implied credit rating of Charming falls below "B3" according to Moody's Investors Service, Inc., (individually and collectively, the "Second Charming Rating Drop") Mortgagor shall be required to deposit into the Additional Escrow Fund on each Payment Date, beginning with the next Payment Date then due, an amount equal to all Excess Cash Flow until the amount paid into the Additional Escrow Fund is no less than the outstanding principal balance of the Loan (the "Second Additional Escrow Fund Cap"). If after the occurrence of the Second Charming Rating Drop, but prior to the occurrence of a Charming Rating Drop Termination, at any time during the term of the Loan the amount on deposit in the Additional Escrow Fund shall fall below the Second Additional Escrow Fund Cap, Mortgagor shall resume making deposits of Excess Cash Flow into the Additional Escrow Fund as required under this Paragraph 6(d) until the amount on deposit therein equals no less than the Second Additional Escrow Fund Cap. Notwithstanding anything contained in this Paragraph 6(d) to the contrary, during the term of the loan if Charming regains an issuer credit rating of "BB-" or greater by Standard & Poors and a senior implied credit rating of "Ba3" by Moody's Investors Service, Inc. (the "Charming Rating Drop Termination"), and provided no Event of Default exists, Mortgagor will no longer be required to make the aforesaid payments into the Additional Escrow Fund. If after the occurrence of the Charming Rating Drop Termination, Charming maintains an issuer credit rating of "BB-" or greater by Standard & Poors and a senior implied credit rating of "Ba3" by Moody's Investors Service, Inc. for the six (6) consecutive months immediately following the Charming Rating Drop Termination (the "6 Month Mark"), and provided no Event of Default exists, fifty percent (50%) of any amounts in the Additional Escrow Fund deposited pursuant to this Paragraph 6(d) will be released to Mortgagor. If after the occurrence of the 6 Month Mark, Charming maintains the issuer credit rating of "BB-" or greater by Standard & Poors and the senior implied credit rating of "Ba3" by Moody's Investors Service, Inc. for the six (6) consecutive months immediately following the 6 Month Mark, and provided no Event of Default exists, any remaining amounts in the Additional Escrow Fund deposited pursuant to this Paragraph 6(d) will be released to Mortgagor. Notwithstanding the foregoing, after the occurrence of a Charming Rating Drop Termination, in the event that the Initial Charming Rating Drop or Second Charming Rating Drop again occurs, then Mortgagor shall fund the Additional Escrow Fund as provided in this Paragraph 6(d) which funds shall again be applied and released in accordance with this Paragraph 6(d) (it being agreed and understood that the obligation to fund the Additional Escrow Fund as set forth in this Paragraph 6(d) is an ongoing obligation which arises every time an Initial Charming Rating Drop or Second Charming Rating Drop occurs). For purposes of this Paragraph 6(d) the term "Excess Cash Flow" shall mean all revenue generated from the Mortgaged Property less Cash Expenses (as such term is defined in the Cash Management Agreement) after deducting, for the respective period, Mortgagor's payment of the Monthly Debt Service Payment and the deposits into the Tax and Insurance Escrow Fund, Replacement Escrow Fund and Rollover Escrow Fund required to be made by Mortgagor pursuant to the terms of this Mortgage.

     (e) On the date hereof, Mortgagor shall deposit with Mortgagee the sum equal to the Monthly Debt Service Payment Amount (as defined in the Note) together with the sum of $28,700.00 to be held in escrow (the "Debt Service Escrow Fund"), as additional collateral for the Loan. If on any Payment Date during the term of the Loan Mortgagee does not receive the Monthly Debt Service Payment Amount and/or an amount equal to the monthly amounts then being paid by Mortgagor into the Escrow Funds (the "Monthly Escrow Payment Amount"), then, provided no Event of Default exists, Mortgagee shall apply the funds in the Debt Service Escrow Fund on the Payment Date to the payment of the Monthly Debt Service Payment Amount and to the Monthly Escrow Payment Amount due on such Payment Date. In the event Mortgagee applies the funds in the Debt Service Escrow Fund as set forth herein (or at anytime that the Monthly Escrow Payment Amount is not sufficient to pay the monthly amounts then being paid by Mortgagor into the Escrow Funds), at Mortgagor's election, such election to be made in Mortgagor's sole discretion, Mortgagor shall have the right at anytime during the term of the Loan, but not the obligation, to deposit an amount equal to the Monthly Debt Service Payment Amount plus an amount equal to the Monthly Escrow Payment Amount in the Debt Service Escrow Fund and in the event Mortgagee does not receive the Monthly Debt Service Amount or the Monthly Escrow Payment Amount on a subsequent Payment Date, such amount previously deposited into the Debt Service Escrow Fund shall thereafter be applied by Mortgagee to the payment of the Monthly Debt Service Payment Amount and the Monthly Escrow Payment Amount on such Payment Date provided no Event of Default then exists (it being agreed and understood that anytime Mortgagee applies the funds in the Debt Service Escrow Fund as set forth herein, Mortgagor shall have the right, but not the obligation, to deposit such amounts in the Debt Service Escrow Fund to be applied as set forth herein).

     (f) On the date hereof, Mortgage shall deposit with Mortgagee the sum of $350,000.00 to be held in escrow (the "Tax Lien Escrow Fund"), as additional collateral for the Loan. Provided no Event of Default exists, all funds held in the Tax Lien Escrow Fund shall be promptly disbursed to Mortgagor upon Mortgagee's receipt of evidence satisfactory to Mortgagee in its sole discretion which indicates that Tax Warrant No. 04366131, Tax Warrant

No. 04366132, Tax Warrant No. 04366133, Tax Warrant No. 04366134, Tax Warrant No. 04366134, Tax Warrant No. 04366136, Tax Warranty No. 04366137, Tax Warrant No. 04366138 Tax Warrant No. 04366139 and Tax Warrant No. 04366145 each as filed in the Putnam County Clerk's Office, Putnam County, Indiana, have been fully satisfied (including any interest and penalties thereon) and released of record and the title policy insuring Mortgagee's interest under this Mortgage delivered to Mortgagee in connection with this Loan is revised to remove such tax liens as title exceptions to such title policy.

     7. General Provisions Applicable to Escrow Funds. All monies on deposit in the Replacement Escrow Fund, the Rollover Escrow Fund, the Additional Escrow Fund, the Debt Service Escrow Fund, the Tax Lien Escrow Fund and the Tax and Insurance Escrow Fund (collectively, the "Escrow Funds") shall earn interest at a rate commensurate with the rate of interest paid from time to time on money market accounts at Servicer, with interest credited monthly to such Escrow Funds (with the exception of the Tax and Insurance Escrow Fund). All earnings or interest on each of the Escrow Funds (with the exception of the Tax and Insurance Escrow Fund) shall be and become part of the respective Escrow Fund and shall be disbursed as provided in the paragraph(s) of this Mortgage applicable to each such Escrow Fund. No earnings or interest on the Tax and Insurance Escrow Fund shall be payable to Mortgagor. Mortgagor hereby pledges to Mortgagee and grants to Mortgagee a first priority perfected security interest in any and all monies now or hereafter deposited in the Escrow Funds as additional security for the payment of the Debt. Upon the occurrence of an Event of Default, Mortgagee may apply any sums then present in the Escrow Funds to the payment of the Debt in any order in its sole discretion. The Escrow Funds shall not constitute a trust fund and may be commingled with other monies held by Mortgagee. Notwithstanding anything contained herein to the contrary, any amounts remaining in the Escrow Funds at the time the Loan is paid off in full shall be credited to the outstanding obligations of Mortgagor with respect to the Loan at the time of such payoff.

     8. Condemnation.

     (a) Mortgagor shall promptly give Mortgagee written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding with respect to all or any portion of the Mortgaged Property (a "Condemnation") and shall deliver to Mortgagee copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Mortgagor, regardless of whether an Award (hereinafter defined) is available, shall promptly proceed to restore, repair, replace or rebuild the same to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with applicable law.

     (b) Any and all awards or payments ("Award") for any taking accomplished through a Condemnation (a "Taking") are hereby assigned by Mortgagor to Mortgagee and Mortgagee is hereby authorized to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Mortgage.

     (c) In the event of any Condemnation where the Award is in an aggregate amount less than five percent (5%) of the original principal balance of the Note, and if, in the reasonable judgment of Mortgagee, the Mortgaged Property can be restored prior to the earlier to occur of (i) the date which is six (6) months following such Taking and (ii) the date which is twelve (12) months prior to the Anticipated Repayment Date (as defined in the Note), and after such restoration will adequately secure the outstanding balance of the Debt and will have a value at least equal to the value immediately prior to such Taking and the FB Distro Lease is in full force and effect, and FB Distro does not have the right to terminate the FB Distro Lease due to such Taking, or FB Distro affirms in writing that it has waived any right it has to terminate the FB Distro Lease as a result of such Taking, then, if no Event of Default shall have occurred, the proceeds of the Award (after reimbursement of any expenses incurred by Mortgagee) shall be applied to reimburse Mortgagor for the cost of restoring and rebuilding the Mortgaged Property, and such Award shall be disbursed in the same manner as provided in Paragraph 3(c)(iii) for the application of Insurance Proceeds. Mortgagor hereby covenants and agrees to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided always, that Mortgagor shall pay all costs (and if required by Mortgagee, Mortgagor shall deposit the total thereof with Mortgagee in advance) of such restoring, repairing, replacing or rebuilding in excess of the Award made available pursuant to the terms hereof. Any surplus which may remain out of the Award received by Mortgagee after payment of such costs of restoration, repair, replacement or rebuilding (including, but not limited to, all Insurance Proceeds paid with respect to rental loss and/or business interruption insurance) shall be deposited by Mortgagee into one or more of the Escrow Funds, as determined by Mortgagee, and thereafter held and disbursed by Mortgagee in accordance with the terms of provisions of this Mortgage applicable to such Escrow Funds.

     (d) Except as provided in Paragraph 8(c) above, the Award collected upon any Condemnation shall, at the option of Mortgagee in its sole discretion, be applied to the payment of the Debt or applied to reimburse Mortgagor for the cost of restoring and rebuilding the Mortgaged Property in the same manner as provided in Paragraph 3(c)(iii) for the application of Insurance Proceeds. Additionally, throughout the term of the Loan if an Event of Default, or an event which with notice and/or the passage of time or both would constitute an Event of Default, has occurred then the Mortgagor shall pay to Mortgagee, with respect to any payment of the Debt pursuant to this paragraph, an additional amount equal to the Proportionate Yield Maintenance Premium in accordance with Paragraph 48 below; provided, however, that if an Event of Default, or an event which with notice and/or the passage of time or both would constitute an Event of Default, has not occurred, then the Proportionate Yield Maintenance Premium shall not be payable. Any such application to the Debt shall (i) be applied to those payments of principal and interest last due under the Note but shall not postpone or reduce any payments otherwise required pursuant to the Note other than such last due payments and (ii) not cause or result in the Monthly Debt Service Payment Amount under the Note to be re-cast based upon the reduction in the principal balance of the Loan and the number of months remaining until the Maturity Date. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Mortgagee of such Award, Mortgagee shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of said Award sufficient to pay the Debt.

     (e) Notwithstanding any Taking by any public or quasi-public authority (including, without limitation, any transfer made in lieu of or in anticipation of such a Taking), Mortgagor shall continue to pay the Debt at the time and in the manner provided for in the Note, in this Mortgage and the other Loan Documents and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Mortgagee to expenses of collecting the Award and to discharge of the Debt.

     (f) Notwithstanding anything contained in Paragraph 8 or Paragraph 47 to the contrary, in the event Mortgagee elects to apply the Award to the payment of the Debt anytime during the term of the Loan in accordance with this Paragraph 8, Mortgagor may, within ninety (90) days after such election by Mortgagee, upon not less than thirty (30) days notice to Mortgagee, prepay the entire amount of the Loan in full (but not in part) on any Payment Date (as defined in the Note) without payment of any Proportionate Yield Maintenance Premium with respect to any of the Debt, regardless of whether the source of repayment is the Award or Mortgagor's own funds.

     9. Leases and Rents.

     (a) Mortgagor does hereby absolutely and unconditionally assign to Mortgagee, all Mortgagor's right, title and interest in all current and future Leases and Rents, it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Mortgagee shall not be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise impose any obligation upon Mortgagee. Nevertheless, subject to the terms of this paragraph, Mortgagee grants to Mortgagor a revocable license to operate and manage the Mortgaged Property and to collect the Rents. Mortgagor shall hold the Rents, or a portion thereof, sufficient to discharge all current sums due on the Debt, in trust for the benefit of Mortgagee for use in the payment of such sums. At anytime that an Event of Default exists, without the need for notice or demand, the license granted to Mortgagor herein shall automatically be revoked, and Mortgagee shall immediately be entitled to possession of all Rents, whether or not Mortgagee enters upon or takes control of the Mortgaged Property. Mortgagee is hereby granted and assigned by Mortgagor the right, at its option, upon revocation of the license granted herein, to enter upon the Mortgaged Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of the license may be applied toward payment of the Debt in such priority and proportions as Mortgagee in its sole discretion shall deem proper.

     (b) Mortgagor will not enter into, modify, amend, consent to the cancellation of or terminate any Lease, whether now existing or hereafter entered into, without the prior written consent of Mortgagee which consent may be granted or withheld in Mortgagee's sole discretion.

     (c) Mortgagor (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Mortgagee of all notices of default which Mortgagor shall send or receive thereunder; (iii) shall enforce all the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed, (iv) shall not collect any of the Rents more than one (1) month in advance; (v) shall not execute any other assignment of the lessor's interest in the Leases or the Rents; and (vi) shall deliver to Mortgagee, upon request, tenant estoppel certificates from each commercial tenant at the Mortgaged Property in form and substance reasonably satisfactory to

Mortgagee, provided that Mortgagor shall not be required to deliver such certificates more frequently than once in any calendar year. Except to the extent Mortgagor has received the prior written consent of Mortgagee, which consent may be granted or withheld in Mortgagee's sole discretion, Mortgagor shall not consent to any assignment of or subletting under any Lease not in accordance with its terms. Notwithstanding anything contained herein to the contrary, so long as no Event of Default exists, without the consent of Mortgagee, FB Distro shall have the right to sublet up to twenty-five percent (25%) of the premises leased to FB Distro pursuant to the FB Distro Lease so long as such sublease shall not relieve FB Distro of any obligations under the FB Distro Lease with respect to the subleased premises.

     (d) All security deposits of tenants, whether held in cash or any other form, shall: (x) not be commingled with any other funds of Mortgagor and, if cash, shall be deposited by Mortgagor at such commercial or savings bank or banks as may be reasonably satisfactory to Mortgagee; and (y) be applied by Mortgagor as required under the terms and provisions of the respective Lease and in accordance with applicable law . Any bond or other instrument which Mortgagor is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described, shall be issued by an institution reasonably satisfactory to Mortgagee, shall name Mortgagee as payee or mortgagee thereunder (or at Mortgagee's option, be fully assignable to Mortgagee) and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Mortgagee. Any security deposit of a tenant that is in excess of $250,000 shall be deposited with Mortgagee, to be held by Mortgagee subject to the terms of the Lease. Mortgagor shall, upon request, provide Mortgagee with evidence reasonably satisfactory to Mortgagee of Mortgagor's compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Mortgagor shall, upon Mortgagee's request, if permitted by any applicable legal requirements, turn over to Mortgagee the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Mortgaged Property, to be held by Mortgagee subject to the terms of the Leases.

     10. Representations, Warranties and Covenants Concerning Loan. Mortgagor represents, warrants and covenants as follows:

     (a) Organization and Existence. Mortgagor is duly organized and validly existing as a limited liability company in good standing under the laws of Delaware and in all other jurisdictions in which Mortgagor is transacting business. Mortgagor has the power and authority to execute, deliver and perform the obligations imposed on it under the Loan Documents and to consummate the transactions contemplated by the Loan Documents.

     (b) Authorization. Mortgagor has taken all necessary actions for the authorization of the borrowing on account of the Loan and for the execution and delivery of the Loan Documents, including, without limitation, that those members of Mortgagor whose approval is required by the terms of Mortgagor's organizational documents have duly approved the transactions contemplated by the Loan Documents and have authorized execution and delivery thereof by the respective signatories. No other consent by any local, state or federal agency is required in connection with the execution and delivery of the Loan Documents. Mortgagor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal

Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

     (c) Valid Execution and Delivery. All of the Loan Documents requiring execution by Mortgagor have been duly and validly executed and delivered by Mortgagor.

     (d) Enforceability. All of the Loan Documents constitute valid, legal and binding obligations of Mortgagor and are fully enforceable against Mortgagor in accordance with their terms by Mortgagee and its successors, transferees and assigns, subject only to bankruptcy laws and general principles of equity.

     (e) No Conflict/Violation of Law. The execution, delivery and performance of the Loan Documents by the Mortgagor will not cause or constitute a default under or conflict with the organizational documents of Mortgagor, any guarantor of the Debt or any part thereof ("Guarantor") or any general partner, manager or managing member of Mortgagor or any Guarantor. The execution, delivery and performance of the obligations imposed on Mortgagor under the Loan Documents will not cause Mortgagor to be in default, including after due notice or lapse of time or both, under the provisions of any agreement, judgment or order to which Mortgagor is a party or by which Mortgagor is bound.

     (f) Compliance with Applicable Laws and Regulations. All of the Improvements and the use of the Mortgaged Property comply in all material respects with, and shall remain in compliance in all material respects with, all applicable laws, zoning and subdivision ordinances (including without limitation, parking requirements), rules, regulations, covenants and restrictions now or hereafter affecting or otherwise relating to the ownership, construction, occupancy, use or operation of the Mortgaged Property, including all applicable laws, rules and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, environmental protection, zoning and land use, and Mortgagor has not received any notice of any violation of any of the foregoing. The Improvements comply with, and shall remain in compliance in all material respects with, applicable health, fire and building codes. There is no evidence of any illegal activities relating to controlled substances on the Mortgaged Property. All certifications, permits, licenses, authorizations and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Mortgaged Property as a warehouse and distribution center have been obtained and are in full force and effect, and Mortgagor has not received any notice to the contrary (including, without limitation, any such certifications, permits, licenses, authorizations and approvals required with respect to the use of the Mortgaged Property by any tenants, franchisors or operators) and Mortgagor shall take all actions necessary to file, keep and maintain all such certification, permits, licenses, authorizations and approvals current and in full force and effect at all times and to obtain any other certifications, permits, licenses, authorizations and approvals that may hereafter be required for the legal use, occupancy and operation of the Mortgaged Property.

     (g) Consents Obtained. All consents, approvals, authorizations, orders or filings with any court or governmental agency or body, if any, required for the execution, delivery and performance of the Loan Documents by Mortgagor have been obtained or made.

     (h) No Litigation. There are no pending actions, suits or proceedings, arbitrations or governmental investigations against the Mortgagor or the Mortgaged Property: (i) except as previously fully disclosed in writing by Mortgagor to Mortgagee on a certification delivered by Mortgagor to Mortgagee on the date hereof; and (ii) an adverse outcome of which would affect in any respect the value of the Mortgaged Property or the Mortgagor's performance under the Note, this Mortgage or the other Loan Documents. There are no material legal actions, suits, or proceedings, arbitrations or governmental investigations pending against Guarantor that would adversely affect Guarantor's performance under the Loan Documents to which Guarantor is a party.

     (i) Title. Mortgagor has good, marketable, and insurable title to the Mortgaged Property, possesses an unencumbered fee estate in the Premises and the Improvements and owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except as disclosed in the title insurance policy insuring the lien of this Mortgage (the "Permitted Exceptions") and this Mortgage is and will remain a valid and enforceable first lien on and security interest in the Mortgaged Property, subject only to said exceptions. Mortgagor is not a party to any outstanding contract or agreement providing for or requiring it to convey its interest in the Mortgaged Property to any person or entity, and no person or entity other than Mortgagor has any beneficial or equitable right, title or interest in the Mortgaged Property, or any part thereof, other than FB Distro pursuant to the FB Distro Lease. The possession of the Mortgaged Property by Borrower and FB Distro has been peaceful and undisturbed and title thereto has not been disputed or questioned to the best of Mortgagor's knowledge. Subject to the Permitted Exceptions, Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee against the claims of all persons whomsoever.

     (j) Permitted Exceptions. The Permitted Exceptions do not and will not materially and adversely affect (1) the ability of the Mortgagor to pay in full the principal and interest on the Note in a timely manner, (2) the use of the Mortgaged Property for the use currently being made thereof, the operation of the Mortgaged Property as currently being operated or the value of the Mortgaged Property, or (3) the benefits of the security intended to be provided by this Mortgage.

     (k) First Lien. Upon the execution by the Mortgagor and the recording of this Mortgage, and upon the execution and filing of UCC-1 financing statements or amendments thereto, the Mortgagee will have a valid first lien on the Mortgaged Property and a valid security interest in the Equipment subject to no liens, charges or encumbrances other than the Permitted Exceptions.

     (l) ERISA. To the extent applicable, the Mortgagor has made and shall continue to make all required contributions to all employee benefit plans, if any, and the Mortgagor has no knowledge of any material liability which has been incurred by the Mortgagor which remains unsatisfied for any taxes or penalties with respect to any employee benefit plan or any multi-employer plan, and each such plan has been administered in compliance with its terms and the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any other federal or state law.

     (m) Contingent Liabilities. The Mortgagor has no known material contingent liabilities other than those created by the Loan Documents.

     (n) No Other Obligations. The Mortgagor has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Mortgagor is a party or by which the Mortgagor or the Mortgaged Property is otherwise bound, other than obligations under the FB Distro Lease, obligations incurred in the ordinary course of the operation of the Mortgaged Property and other than obligations under this Mortgage and the other Loan Documents.

     (o) Fraudulent Conveyance. The Mortgagor (1) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (2) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan contemplated by the Loan Documents, the fair saleable value of the Mortgagor's assets exceed and will, immediately following the execution and delivery of the Loan Documents, exceed the Mortgagor's total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of the Mortgagor's assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than the Mortgagor's probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. The Mortgagor's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Mortgagor does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of the Mortgagor).

     (p) Investment Company Act. The Mortgagor is not (1) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (2) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

     (q) Access/Utilities. The Mortgaged Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities, in each case for its current use and operation. All public utilities necessary to the continued use and enjoyment of the Mortgaged Property as presently used and enjoyed are located in the public right-of-way abutting the Mortgaged Property, and all such utilities are connected so as to serve the Mortgaged Property without passing over other property. All roads necessary for the full utilization of the Mortgaged Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Mortgaged Property.

     (r) Taxes Paid. Mortgagor has filed all federal, state, county and municipal tax returns required to have been filed by Mortgagor, and has paid all taxes which have become due pursuant to such returns or to any notice of assessment received by Mortgagor, and Mortgagor has no knowledge of any basis for additional assessment with respect to such taxes paid for any prior period.

     (s) Single Tax Lot; Subdivision. The Premises consists of a single tax lot or multiple tax lots; no portion of said tax lot(s) covers property other than the Premises or a portion of the Premises and no portion of the Premises lies in any other tax lot. The Premises consists of one or more legally subdivided lots.

     (t) Special Assessments. Except as disclosed in the title insurance policy, there are no pending or, to the knowledge of the Mortgagor, proposed special or other assessments for public improvements or otherwise affecting the Mortgaged Property, nor, to the knowledge of the Mortgagor, are there any contemplated improvements to the Mortgaged Property that may result in such special or other assessments.

     (u) Flood Zone. The Mortgaged Property is not located in a flood hazard area as defined by the Federal Insurance Administration.

     (v) Seismic Exposure. The Premises are not located in Zone 3 or Zone 4 of the "Seismic Zone Map of the U.S."

     (w) Misstatements of Fact. No statement of fact made in the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not materially misleading. There is no fact presently known to the Mortgagor which has not been disclosed which materially and adversely affects, nor as far as the Mortgagor can foresee, might materially and adversely affect the business, operations or condition (financial or otherwise) of the representing party.

     (x) Condition of Improvements. The Mortgaged Property has not been damaged by fire, water, wind or other cause of loss or any previous damage to the Mortgaged Property has been fully restored.

     (y) No Insolvency or Judgment. Neither Mortgagor, nor any member of Mortgagor, nor any guarantor of the Loan is currently (a) the subject of or a party to any completed or pending bankruptcy, reorganization or insolvency proceeding; (b) with respect to Mortgagor or any member of Mortgagor, the subject of any judgment unsatisfied of record or docketed in any court of the state in which the Mortgaged Property is located or in any other court located in the United States; or (c) with respect to any guarantor of the Loan, the subject of any material, final and non-appealable judgment unsatisfied of record or docketed in any court of the state in which the Mortgaged Property is located or in any other court located in the United States that would have a material, adverse affect on Guarantor's ability to perform under the Loan Documents to which such guarantor is a party. The Loan will not render the Mortgagor nor any member of Mortgagor insolvent. As used herein, the term "insolvent" means that the sum total of all of an entity's liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of all such entity's non-exempt assets, i.e., all of the assets of the entity that are available to satisfy claims of creditors.

     (z) No Condemnation. No part of any property subject to this Mortgage has been taken in condemnation or other like proceeding nor is any proceeding pending, threatened or known to be contemplated for the partial or total condemnation or taking of the Mortgaged Property.

     (aa) No Labor or Materialmen Claims. All parties furnishing labor and materials have been paid in full and, except for such liens or claims insured against by the policy of title insurance to be issued in connection with the Loan, there are no mechanics', laborers' or materialmens' liens or claims outstanding for work, labor or materials affecting the Mortgaged Property, whether prior to, equal with or subordinate to the lien of this Mortgage.

     (bb) No Purchase Options. No tenant, person, party, firm, corporation or other entity has an option to purchase the Mortgaged Property, any portion thereof or any interest therein.

     (cc) Leases. The Mortgaged Property is not subject to any Leases other than the Leases described in the rent roll delivered to Mortgagee in connection with this Mortgage. No person has any possessory interest in the Mortgaged Property or right to occupy the same except under and pursuant to the provisions of the Leases or any of the Permitted Exceptions. As of the date hereof, (i) the Mortgagor is the owner and holder of the landlord's interest under each Lease;
(ii) there are no prior assignments of any Lease or any portion of Rents which are presently outstanding and have priority over the Assignment of Leases and Rents (the "Assignment of Leases and Rents"), dated the date hereof, given by Mortgagor to Mortgagee and intended to be duly recorded; (iii) no Lease has been modified or amended and all Leases are in full force and effect, except as disclosed to Mortgagee in writing on the date hereof; (iv) each Lease is in full force and effect; (v) neither Mortgagor nor any tenant under any Lease is in default under any of the terms, covenants or provisions of the Lease, and Mortgagor knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under any Lease; (vi) there are no offsets or defenses to the payment of any portion of the Rents; (vii) all Rents due and payable under each Lease have been paid in full and no said Rents have been paid more than one (1) month in advance of the due dates thereof;
(viii) Mortgagor has not received any notice that any tenant of the Mortgaged Property intends to vacate their respective demised premises or otherwise cease operating at the Mortgaged Property and Mortgagor has no knowledge that any of the tenants of the Mortgaged Property intend to vacate their respective demised premises or otherwise cease operating at the Mortgaged Property; and (viii) none of the Leases at the Mortgaged Property are subject to any actions, whether voluntary or otherwise, against the tenants thereunder under the bankruptcy or insolvency laws of the United States or any state and to the best of Mortgagor's knowledge, no such actions have been threatened.

     (dd) Appraisal. All requirements and conditions of the appraisal of the Property submitted to Mortgagee in connection with the Loan, upon which the value of the Mortgaged Property was conditioned, have been fully satisfied.

     (ee) Boundary Lines. Except as set forth on the survey delivered to Mortgagee in connection with the Loan, all of the Improvements which were included in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property, and no easements or other encumbrances upon the Premises encroach upon any of the Improvements, so as to affect the value or marketability of the Mortgaged Property except those which are insured against by title insurance.

     (ff) Survey. The survey of the Mortgaged Property delivered to Mortgagee in connection with this Mortgage, has been performed by a duly licensed surveyor or registered professional engineer in the jurisdiction in which the Mortgaged Property is situated, is certified to the Mortgagee, its successors and assigns, and the title insurance company, and is in accordance with the most current minimum standards for title surveys as determined by the American Land Title Association, with the signature and seal of a licensed engineer or surveyor affixed thereto, and does not fail to reflect any material matter affecting the Mortgaged Property or the title thereto.

     (gg) Forfeiture. There has not been and shall never be committed by Mortgagor or any other person in occupancy of or involved with the operation or use of the Mortgaged Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Mortgaged Property or any part thereof or any monies paid in performance of Mortgagor's obligations under any of the Loan Documents.

     (hh) Mortgagor shall personally manage the Mortgaged Property in its own name and for its own account. Mortgagor hereby represents and warrants to Mortgagee that Mortgagor has not engaged and has no present intention of engaging any affiliate of Mortgagor or any third party to manage the Mortgaged Property for or on behalf of Mortgagor. In no event shall any management fee for the Mortgaged Property exceed four percent (4%) of effective gross rental income. Any fee relating to the management or operation of the Mortgaged Property is and shall at all times remain subordinate to this Mortgage. Mortgagor shall not enter into any agreement relating to the management or operation of the Mortgaged Property with any party without the express prior written consent of Mortgagee, which consent shall not be unreasonably withheld and shall be conditioned upon receipt by Mortgagee of a written confirmation from the Rating Agencies to the effect that such appointment of a new manager will not result in a requalification, reduction or withdrawal of any current securities rating assigned in a Securitization (as hereinafter defined). If at any time Mortgagee consents to the appointment of a new manager, such new manager and Mortgagor shall, as a condition of Mortgagee's consent, execute an Assignment and Subordination of Management Agreement in the form then being used by Mortgagee.

     (ii) No Defense. The Note, this Mortgage and the other Loan Documents are not subject to any right of rescission, offset, abatement, set-off, counterclaim or defense, including the defense of usury, nor would the operation of any of the terms of the Note, this Mortgage and the other Loan Documents, or the exercise of any right thereunder, render this Mortgage unenforceable, in whole or in part, or subject to any right of rescission, offset, abatement, set-off, counterclaim or defense, including the defense of usury. The Loan complies with or is exempt from all applicable usury laws. No default, breach, violation or event of acceleration exists under this Mortgage or any other Loan Documents.

     (jj) Patriot Act Compliance. (i) Mortgagor will use its good faith and commercially reasonable efforts to not cause any violation of the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction of the Mortgagor and the Mortgaged Property, including those relating to money laundering and terrorism. The Mortgagee shall have the right to audit the Mortgagor's compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction of the Mortgagor and the Mortgaged Property, including those relating to money laundering and terrorism. In the event that the Mortgagor fails to comply with the Patriot Act or any such requirements of governmental authorities, then the Mortgagee may, at its option, cause the Mortgagor to comply therewith and any and all reasonable costs and expenses incurred by the Mortgagee in connection therewith shall be secured by this Mortgage and the other Loan Documents and shall be immediately due and payable. For purposes hereof, the term "Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

     (ii) Neither the Mortgagor nor any partner in the Mortgagor or member of such partner nor any owner of a direct or indirect interest in the Mortgagor (but excluding the holders of publicly traded securities of Charming traded on a nationally recognized exchange) and Borrower has no knowledge that the holders of any publicly traded securities of Charming (a) is listed on any Government Lists (as defined below), (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or
(d) is not currently under investigation by any governmental authority for alleged criminal activity. For purposes hereof, the term "Patriot Act Offense" means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended,
(d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act. "Patriot Act Offense" also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term "Government Lists" means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control ("OFAC"), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Mortgagee notified Mortgagor in writing is now included in "Governmental Lists", or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Mortgagee notified Mortgagor in writing is now included in "Governmental Lists".

     (kk) Plans. As of the date hereof: (i) Mortgagor is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of

ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA;
(ii) none of the assets of Mortgagor constitute "plan assets" of a governmental plan for purposes of any state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true: A) equity interests in Mortgagor are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);
(B) less than twenty-five percent (25%) of each outstanding class of equity interests in Mortgagor are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or (C) Mortgagor qualifies as an "operating company", a "venture capital operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c), (d) or
(e).

     11. Single Purpose Entity/Separateness. Mortgagor represents, warrants and covenants as follows:

     (a) Mortgagor has not owned, does not own and will not own any asset or property other than (i) the Mortgaged Property, and (ii) incidental personal property necessary for the ownership or operation of the Mortgaged Property.

     (b) Mortgagor has not engaged and will not engage in any business other than the ownership, management and operation of the Mortgaged Property and Mortgagor will conduct and operate its business as presently conducted and operated.

     (c) Mortgagor will not enter into any contract or agreement with any affiliate of the Mortgagor, any constituent party of Mortgagor, any guarantor (a "Guarantor") of the Debt or any part thereof or any affiliate of any constituent party of Mortgagor or any Guarantor, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

     (d) Mortgagor has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than the Debt except for trade payables incurred in the ordinary course of its business of owning and operating the Mortgaged Property, provided that such debt (i) is not evidenced by a note, (ii) is not outstanding for more than sixty (60) days from the date such trade payables were incurred,
(iii) is with trade creditors and in amounts as are normal and reasonable under the circumstances, and (iv) does not exceed $260,000 in the aggregate. No indebtedness other than the Debt may be secured (subordinate or pari passu) by the Mortgaged Property.

     (e) Mortgagor has not made and will not make any loans or advances to any third party (including any affiliate or constituent party of Mortgagor, any Guarantor or any affiliate or constituent party of Guarantor), and shall not acquire obligations or securities of its affiliates or any constituent party.

     (f) Mortgagor: (i) is solvent and agrees to give prompt notice to Mortgagee of the insolvency or bankruptcy filing of Mortgagor or any general partner, managing member or controlling shareholder of Mortgagor, or the death, insolvency or bankruptcy filing of any Guarantor; and (ii) will remain solvent.

     (g) Mortgagor has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Mortgagor will not amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, articles of organization or operating agreement, trust or other organizational documents of Mortgagor.

     (h) Mortgagor will maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates and any constituent party of Mortgagor. Mortgagor will file its own tax returns when required to do so under applicable income tax law; to the extent that the Mortgagor is not required to do so, the Mortgagor's income and expenses are included on the tax return of one or more of its affiliates with notations on such tax return to indicate the separateness of the Mortgagor from its affiliates as legal entities, and to indicate that the Mortgagor's assets and credit are not available to satisfy the debts and obligations of its affiliates or any other entity; Mortgagor shall maintain its books, records, resolutions and agreements as official records.

     (i) Mortgagor will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Mortgagor, any constituent party of Mortgagor, any Guarantor or any affiliate of any such constituent party or Guarantor), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its affiliates as a division or part of the other and shall maintain and utilize separate stationery and invoices.

     (j) Mortgagor will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

     (k) Neither Mortgagor nor any constituent party of Mortgagor will seek the dissolution, winding up, liquidation, consolidation or merger in whole or in part, of the Mortgagor.

     (l) Mortgagor will not commingle the funds and other assets of Mortgagor with those of any affiliate or constituent party of Mortgagor, any Guarantor, or any affiliate of any constituent party or Guarantor, or any other person.

     (m) Mortgagor has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party of Mortgagor, any Guarantor, or any affiliate of any constituent party or Guarantor, or any other person.

     (n) Mortgagor does not and will not guarantee, become obligated for or hold itself out to be responsible for the debts or obligations of any other person or entity or the decisions or actions respecting the daily business or affairs of any other person or entity.

     (o) Mortgagor will not permit any affiliate or constituent party of Mortgagor independent access to its bank accounts.

     (p) Mortgagor shall pay the salaries of its own employees and maintain a sufficient number of employees in light of its contemplated business operations.

     12. Maintenance of Mortgaged Property. Mortgagor shall cause the Mortgaged Property to be maintained in a good and safe condition and repair. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment) without the consent of Mortgagee, which consent shall not be unreasonably withheld if such proposed removal, demolition or alteration is conducted in the ordinary course of business and does not materially adversely affect the economic value of the Mortgaged Property. Notwithstanding anything contained herein to the contrary, Mortgagee's consent shall not be required with respect to non-structural repairs, alterations, improvements, demolition or removal of any of the Improvements so long as such repairs, alterations, improvements, demolition or removal do not materially adversely affect the economic value of the Mortgaged Property and the cost of same shall not exceed $5,000,000.00. Mortgagor shall promptly comply with all laws, orders and ordinances affecting the Mortgaged Property, or the use thereof, provided that Mortgagor shall have the right to contest any such law, order or ordinance or the application thereof to the Mortgaged Property by any lawful petition, appeal, action or proceeding, subject to the terms and provisions of Section 27 herein. Mortgagor shall promptly repair, replace or rebuild any part of the Mortgaged Property that becomes damaged or unreasonably worn, ordinary wear and tear excepted. Mortgagor shall comply with all of the recommendations concerning the maintenance and repair of the Mortgaged Property which are contained in the inspection and engineering report which was delivered to Mortgagee in connection with the origination of the Loan.

     13. Transfer or Encumbrance of the Mortgaged Property.

     (a) (i) Mortgagor acknowledges that Mortgagee has examined and relied on the creditworthiness and experience of Mortgagor (and the creditworthiness and experience of the parties owning the direct and indirect interests in Mortgagor) in owning and operating properties such as the Mortgaged Property in agreeing to make the Loan, and that Mortgagee will continue to rely on Mortgagor's ownership of the Mortgaged Property (and on the ownership of the direct and indirect interests in Mortgagor) as a means of maintaining the value of the Mortgaged Property as security for repayment of the Debt. Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of the Mortgaged Property so as to ensure that, should Mortgagor default in the repayment of the Debt, Mortgagee can recover the Debt by a sale of the Mortgaged Property. Mortgagor shall not, without the prior written consent of Mortgagee, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer (collectively, "Transfer") the Mortgaged Property or any part thereof or any direct or indirect interest therein or in Mortgagor or permit the Mortgaged Property or any part thereof or any direct or indirect interest therein or in Mortgagor to be transferred; provided, however, notwithstanding any other provision of this Paragraph 13 or any other provision of this Mortgage or the Loan Documents, so long as there remains outstanding any class of publicly traded securities of Charming traded on a nationally recognized exchange, then
(A) no transaction of any kind involving shares, securities or other beneficial interests of Charming shall constitute a Transfer or require any consent of Mortgagee, and (B) no transaction of any kind involving the ownership of any direct or indirect interest in Mortgagor shall constitute a Transfer or require any consent of Mortgagee, so long as Mortgagor shall continue to be a direct or indirect wholly owned subsidiary of Charming or a direct or indirect wholly owned subsidiary of one or more wholly owned subsidiaries of Charming.

     (ii) The death of any natural person which holds any direct or indirect interests in Mortgagor and/or the Mortgaged Property shall not constitute a "Transfer" so long as: (i) all of the direct and/or indirect interests of such decedent in the Mortgagor and/or the Mortgaged Property are held and remain the property of the legal representative (i.e., the administrator or the executor) of such decedent's estate; (ii) no Event of Default has occurred; (iii) the Mortgaged Property continues to be managed in a manner acceptable to Mortgagee; and (iv) within thirty (30) days of such death, Mortgagor delivers notice thereof to Mortgagee and thereafter provides Mortgagee with such information as may be reasonably requested by Mortgagee as to the continued management of the Mortgaged Property. Any distribution or transfer by such legal representative of the decedent of any of the direct and/or indirect interests of the decedent in the Mortgagor and/or the Mortgaged Property (whether by operation of law, devise, bequest or otherwise) shall constitute a "Transfer" and shall be subject to the terms and provisions of this Paragraph 13 and the other applicable terms and provisions of the Loan Documents.

     (b) A Transfer within the meaning of this Paragraph 13 shall be deemed to mean any voluntary or involuntary sale, hypothecation, assignment, pledge, transfer, grant of a security interest in or other encumbrance or conveyance of any direct or indirect ownership interest in Mortgagor or the Mortgaged Property, and shall include, without limitation, the following: (i) an installment sales agreement wherein Mortgagor agrees to sell the Mortgaged Property or any part thereof or any direct or indirect interest in Mortgagor for a price to be paid in installments; (ii) an agreement by Mortgagor leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space tenant thereunder or any voluntary or involuntary sale, hypothecation, assignment, pledge, transfer, grant of a security interest in or other encumbrance or conveyance of, Mortgagor's right, title and interest in and to any Leases or any Rents; (iii) if Mortgagor, Guarantor, or any partner, member or shareholder of Mortgagor or Guarantor is a corporation, any voluntary or involuntary sale, hypothecation, assignment, pledge, transfer, grant of a security interest in or other encumbrance or conveyance of any direct or indirect interest in such corporation's stock or the creation or issuance of new stock in any of such entities (or in any entities holding any direct or indirect interests in such entities) in one or a series of transactions (including, without limitation, the creation of any preferred stock); and (iv) if Mortgagor, any Guarantor or any partner, member or shareholder of Mortgagor or any Guarantor is a limited or general partnership, joint venture or limited liability company, the voluntary or involuntary sale, hypothecation, assignment, pledge, transfer, grant of a security interest in or other encumbrance or conveyance of any direct or indirect interest in such partnership, joint venture or membership interests or the creation or issuance of new partnership, joint venture or membership interests in any of such entities (or in any entities holding any direct or indirect interests in such entities) in one or a series of transactions (including, without limitation, the creation of any preferred interests or preferred equity).

     (c) Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Mortgagee's consent. This provision shall apply to every Transfer of the Mortgaged Property regardless of whether voluntary or not, or whether or not Mortgagee has consented to any previous Transfer of the Mortgaged Property.

     (d) Mortgagee's consent to one Transfer of the Mortgaged Property shall not be deemed to be a waiver of Mortgagee's right to require such consent to any future Transfer. Any Transfer of the Mortgaged Property made in contravention of this paragraph shall be null and void and of no force and effect.

     (e) Mortgagor agrees to bear and shall pay or reimburse Mortgagee on demand for all costs and expenses (including, without limitation, the cost of any required counsel opinions relating to any requests made under this Paragraph 13, attorneys' fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Mortgagee and Mortgagee's Servicer (hereinafter defined) in connection with the review, approval and documentation of any matters under this Paragraph 13 (including without limitation, the review of any matters which do not require approval of Mortgagor but which are required to be submitted to Mortgagee under this Paragraph 13).

     (f) Mortgagee's consent to a Transfer will not be unreasonably withheld after consideration of all relevant factors, provided that:

          (i) no Event of Default or event which with the giving of notice or the passage of time or both would constitute an Event of Default shall have occurred and remain uncured;

          (ii) the proposed transferee ("Transferee") shall be a reputable entity or person of good character, creditworthy, with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Mortgagee, and the Transferee shall satisfy the Single Purpose Entity/Separateness requirements of Paragraph 11 above;

          (iii) the Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar to the Mortgaged Property, and Mortgagee shall be provided with reasonable evidence thereof (and Mortgagee reserves the right to approve the Transferee without approving the substitution of the property manager);

          (iv) Mortgagee shall have received a non-consolidation opinion and confirmation in writing from the Rating Agencies (as hereinafter defined) to the effect that such transfer will not result in a re-qualification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction (as hereinafter defined). The term "Rating Agencies" as used herein shall mean each of Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch Investors Service, L.P., or any other nationally-recognized statistical rating agency which has been approved by Mortgagee;

          (v) the Transferee shall have executed and delivered to Mortgagee an assumption agreement in form and substance acceptable to Mortgagee, evidencing such Transferee's agreement to abide and be bound by the terms of the Note, this Mortgage and the other Loan Documents, together with such legal opinions and title insurance endorsements as may be reasonably requested by Mortgagee; and

          (vi) Mortgagee shall have received an assumption fee equal to one percent (1%) of the Debt on the date of such assumption and the payment of, or reimbursement for, all costs and expenses incurred by Mortgagee in connection with such assumption (including, without limitation, reasonable attorney's fees and costs). Mortgagee may, as a condition to evaluating any requested consent to a Transfer, require that Mortgagor post a cash deposit with Mortgagee in an amount equal to Mortgagee's anticipated costs and expenses in evaluating any such request for consent.

     (g) Notwithstanding anything to the contrary contained in this Paragraph 13, holders of interests in Mortgagor (or holders of interests in any entity directly or indirectly holding an interest in Mortgagor) as of the date of this Mortgage (the "Interest Holders") shall have the right to transfer their interest in Mortgagor (or any entity directly or indirectly holding an interest in Mortgagor) to another person or entity who is not an Interest Holder, including, without limitation, to immediate family members for estate planning purposes, without Mortgagee's consent; provided, however, that:

          (i) after taking into account any prior transfers pursuant to this Paragraph 13, whether to the proposed transferee or otherwise, no such transfer (or series of transfers) shall result in (x) the proposed transferee, together with all members of his/her immediate family or any affiliates thereof, owning in the aggregate (directly, indirectly or beneficially) more than 20% of the interests in Mortgagor (or any entity directly or indirectly holding an interest in Mortgagor), or (y) a transfer in the aggregate of more than 20% of the interests in Mortgagor as of the date hereof;

          (ii) no such transfer of interest shall result in a change of control of Mortgagor (or its managing member/general partner) or the day to day operations of the Mortgaged Property;

          (iii) Mortgagor shall give Mortgagee notice of such transfer together with copies of all instruments effecting such transfer not less than ten
     (10) days prior to the date of such transfer;

          (iv) no Event of Default shall have occurred and remain uncured; and

          (v) the legal and financial structure of Mortgagor and its shareholders, partners or members, and the single purpose nature and bankruptcy remoteness of Mortgagor and its shareholders, partners or members after such transfer, shall satisfy Mortgagee's then current applicable underwriting criteria and requirements, including, without limitation, the requirement, at the request of Mortgagee, to deliver written confirmations from the Rating Agencies that such transfer or series of transfers will not result in a qualification, downgrade or withdrawal of the then applicable ratings.

     (h) In addition to the provisions of Paragraph 13(g) above, a transfer that occurs by inheritance, devise or bequest or by operation of law upon the death of a natural person who is an Interest Holder shall not require the consent of Mortgagee, provided that such transfer is to a member of the immediate family of such Interest Holder, or a trust established for the benefit of such immediate family member, and provided further that each of the following transfer conditions (the "49% Transfer Conditions") are satisfied:

          (i) after taking into account any prior transfers pursuant to this Paragraph 13, whether to the proposed transferee or otherwise, no such transfer (or series of transfers) shall result in (x) the proposed transferee, together with all members of his/her immediate family or any affiliates thereof, owning in the aggregate (directly, indirectly or beneficially) more than 49% of the interests in Mortgagor (or any entity directly or indirectly holding an interest in Mortgagor), or (y) a transfer in the aggregate of more than 49% of the interests in Mortgagor as of the date hereof;

          (ii) no such transfer of interest shall result in a change of control of Mortgagor (or its managing member/general partner) or the day to day operations of the Mortgaged Property;

          (iii) Mortgagor shall give Mortgagee notice of such transfer together with copies of all instruments effecting such transfer not less than ten
     (10) days prior to the date of such transfer;

          (iv) no Event of Default shall have occurred and remain uncured; and

          (v) the legal and financial structure of Mortgagor and its shareholders, partners or members, and the single purpose nature and bankruptcy remoteness of Mortgagor and its shareholders, partners or members after such transfer, shall satisfy Mortgagee's then current applicable underwriting criteria and requirements, including without limitation the requirement, at the request of Mortgagee, to deliver written confirmations from the Rating Agencies that such transfer or series of transfers will not result in a qualification, downgrade or withdrawal of the then applicable ratings.

     (i) For purposes of this Paragraph 13, (i) a change of control of Mortgagor (or its managing member/general partner) shall be deemed to have occurred if there is any change in the identity of the individual or entities or group of individuals or entities who have the right, by virtue of any partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement or any other agreement, with or without taking any formative action, to cause Mortgagor (or its managing member/general partner) to take some action or to prevent, restrict or impede Mortgagor from taking some action which, in either case, Mortgagor could take or could refrain from taking were it not for the rights of such individuals; and (ii) an "immediate family member" shall mean a spouse or a child of any Interest Holder.

     14. Estoppel Certificates and No Default Affidavits. Mortgagor shall, within fifteen (15) days after request by Mortgagee, furnish Mortgagee with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note,
(iii) the rate of interest of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) a statement that the Note, this Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification. Mortgagor shall, within fifteen (15) days after request by Mortgagee, furnish Mortgagee with a certificate reaffirming all representations and warranties of Mortgagor set forth herein and in the other Loan Documents as of the date requested by Mortgagee or, to the extent of any changes to any such representations and warranties, so stating such changes.

     15. Changes in Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Mortgage which deducts the Debt from the value of the Mortgaged Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Mortgagee's interest in the Mortgaged Property, Mortgagor will pay such tax, with interest and penalties thereon, if any. In the event Mortgagee is advised by counsel chosen by it that the payment of such tax or interest and penalties by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury, then in any such event, Mortgagee shall have the option, upon not less than ninety (90) days written notice to Mortgagor, to declare the Debt immediately due and payable without liability for any Proportionate Yield Maintenance Premium or any other prepayment penalty, premium or charge so long as no Event of Default exists.

     16. No Credits on Account of the Debt. Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Mortgaged Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Mortgaged Property, or any part thereof, for real estate tax purposes by reason of this Mortgage or the Debt. In the event such claim, credit or deduction shall be required by law, Mortgagee shall have the option, upon not less than ninety (90) days written notice to Mortgagor, to declare the Debt immediately due and payable.

     17. Financial Statements.

     (a) The financial statements heretofore furnished to Mortgagee are, as of the dates specified therein, complete and correct and fairly present the financial condition of the Mortgagor and any other persons or entities that are the subject of such financial statements, and are prepared in accordance with generally accepted accounting principles. Mortgagor does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Mortgagor and reasonably likely to have a materially adverse effect on the Mortgaged Property or the operation thereof as a warehouse project, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operation or business of Mortgagor from that set forth in said financial statements.

     (b) Mortgagor will maintain full and accurate books of accounts and other records reflecting the results of the operations of the Mortgaged Property and will furnish to Mortgagee on or before forty-five (45) days after the end of each Charming Calendar Quarter (as hereinafter defined) the following items, each certified by Mortgagor as being true and correct: (i) a written statement (rent roll) dated as of the last day of each such calendar quarter identifying each of the Leases by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and identifying any defaults or payment delinquencies thereunder; and (ii) monthly and year to date operating statements prepared for each calendar month during each Charming Calendar Quarter, noting Net Operating Income (as defined in the Cash Management Agreement), Gross Income from Operations (as defined in the Cash Management Agreement), and Operating Expenses (as defined in the Cash Management Agreement) each of which shall include an itemization of actual (not pro forma) capital expenditures and other information necessary and sufficient under generally accepted accounting practices to fairly represent the financial position and results of operation of the Mortgaged Property during such calendar month, all in form satisfactory to Mortgagee; (iii) a property balance sheet for each Charming Calendar Quarter; and (iv) a calculation reflecting the Debt Service Coverage Ratio (as hereinafter defined) as of the last day of each Charming Calendar Quarter. Notwithstanding the foregoing, until the final sale of the Loan in a Secondary Market Transaction (hereinafter defined) has occurred, the Mortgagor shall, upon request from Mortgagee, furnish monthly each of the items listed in the immediately preceding sentence (collectively, the "Pre-Securitization Financials") within twenty (20) days after the end of such month. Within ninety (90) days following the end of each Charming Fiscal Year (as hereinafter defined), Mortgagor shall furnish statements of its financial affairs and condition including a balance sheet and a statement of profit and loss for the Mortgagor in such detail as Mortgagee may request, and setting forth the financial condition and the income and expenses for the Mortgaged Property for the immediately preceding Charming Fiscal Year prepared by Charming and certified by a responsible officer of Charming or an independent accounting firm or independent certified public accountant approved by Mortgagee (which approval shall not be unreasonably withheld). Mortgagor's annual financial statements shall include (i) a list of the tenants, if any, occupying more than twenty (20%) percent of the total floor area of the Improvements, and (ii) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and a cumulative basis. Mortgagor's annual financial statements shall be accompanied by: (x) a certificate executed by the chief financial officer of Mortgagor or the general partner of Mortgagor, as applicable, stating that each such annual financial statement presents fairly the financial condition of the Mortgaged Property being reported upon and has been prepared in accordance with generally accepted accounting principles consistently applied; and (y) payment to Mortgagee of an annual fee in the amount of $250.00 in respect of Mortgagee's review of the financial statements delivered by Mortgagor pursuant to this Paragraph 17(b). At any time and from time to time Mortgagor shall deliver to Mortgagee or its agents such other financial data as Mortgagee or its agents shall reasonably request with respect to the ownership, maintenance, use and operation of the Mortgaged Property. For the purposes herein, "Charming Fiscal Year" shall mean each twelve (12) month period ending on the Saturday closest to January 31 of every year, and "Charming Calendar Quarter" shall mean, generally, each consecutive thirteen (13) week period within each Charming Fiscal Year.

     (c) In the event that Mortgagor fails to provide Mortgagee with Pre-Securitization Financials on or before the date they are due, and if such failure continues for two (2) business days following notice of same from Mortgagee, then, in addition to all other rights and remedies of Mortgagee hereunder, Mortgagor shall pay to Mortgagee, at Mortgagee's option and in its sole discretion, an amount equal to $1,000 for each Pre-Securitization Financial that is not delivered.

     18. Further Acts, Etc.

     Mortgagor will, without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, subordinations, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage or for facilitating the sale of the Loan and the Loan Documents as described in Paragraph 51 below.

     19. Recording of Mortgage, Etc. Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, will cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal taxes (including, without limitation, documentary stamp taxes), duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance, except where prohibited by law so to do.

     20. Events of Default. The Debt shall become immediately due and payable at the option of Mortgagee upon the happening of any one or more of the following events of default (each an "Event of Default"):

     (a) if any portion of the Debt is not paid when due;

     (b) subject to Mortgagor's right to contest as provided herein, if any Other Charges or any of the Taxes (except, the failure to pay such Taxes shall not constitute an Event of Default, if such Taxes are not paid when due solely because Mortgagee fails to make proceeds in the Tax and Insurance Escrow Fund available in accordance with the terms of this Mortgage, to the extent proceeds are available in the Tax and Insurance Escrow Fund and provided there exists no Event of Default and Mortgagor has complied with all provisions set forth herein with respect to any such Taxes) are not paid when the same are due and payable;

     (c) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Mortgagee upon request;

     (d) if Mortgagor effects a Transfer without Mortgagee's prior written consent or otherwise violates Paragraph 13 hereof;

     (e) if any representation or warranty of Mortgagor, or of any Guarantor, made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or document furnished to Mortgagee shall have been false or misleading in any material respect when made;

     (f) if Mortgagor or any Guarantor shall make an assignment for the benefit of creditors or if Mortgagor shall generally not be paying its debts as they become due;

     (g) if a receiver, liquidator or trustee of Mortgagor or of any Guarantor shall be appointed or if Mortgagor or any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Mortgagor or any Guarantor or if any proceeding for the dissolution or liquidation of Mortgagor or any Guarantor shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Mortgagor or such Guarantor, upon the same not being discharged, stayed or dismissed within ninety (90) days;

     (h) if Mortgagor shall be in default under any other mortgage or security agreement covering any part of the Mortgaged Property whether it be superior or junior in lien to this Mortgage;

     (i) subject to Mortgagor's right to contest as provided herein, if the Mortgaged Property becomes subject to any mechanic's, materialman's or other lien, and, anytime after a Securitization, Mortgagor fails to obtain a release, lift or stay of such lien within ten (10) business days after Mortgagor obtains actual knowledge thereof (with respect to anytime prior to a Securitization, if Mortgagor fails to obtain a release, lift or stay of such lien within five (5) days of actual knowledge thereof) except a lien for local real estate taxes and assessments not then due and payable;

     (j) subject to Mortgagor's right to contest as provided herein, if Mortgagor fails to cure properly any violations of laws or ordinances affecting or which may be interpreted to affect the Mortgaged Property within thirty (30) days after Mortgagor first receives notice of any such violations; provided, however, if such violation of laws or ordinances is reasonably susceptible of cure, but not within such thirty (30) day period, then Mortgagor may be permitted up to an additional ninety (90) days (or such lesser period of time as required by applicable law) to cure such default provided that Mortgagor diligently and continuously pursues such cure and provided further that Mortgagor promptly provides Mortgagee with a written report and evidence reasonably satisfactory to Mortgagee of the progress of Mortgagor's cure efforts from time to time as requested by Mortgagee;

     (k) except as permitted in this Mortgage, the alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Mortgagee;

     (l) (i) if Mortgagor shall continue to be in default under any monetary term, covenant, or provision of the Note or any of the other Loan Documents, beyond applicable grace or cure periods, if any, contained in those documents; or (ii) if Mortgagor shall continue to be in default under any non-monetary term, covenant, or provision of the Note or any of the other Loan Documents, beyond applicable grace or cure periods, if any, contained in those documents, provided, however, if there is no stated notice and grace period in such other documents then

Mortgagor shall have the right to cure such default within five (5) days after notice thereof, provided, further, however, that in the event such continuing default shall also constitute a default under this Mortgage, Mortgagor shall not be entitled to any such notice or opportunity to cure with respect to such default as set forth in this Section 20(l) except to the extent such right to notice and the opportunity to cure is otherwise specifically set forth in this Mortgage (it being specifically agreed and understood that the terms and provisions of this Mortgage shall prevail with respect to any right of Mortgagor to notice and opportunity to cure any such default);

     (m) if Mortgagor fails to cure a default under any other term, covenant or provision of this Mortgage within thirty (30) days after Mortgagor first receives notice of any such default; provided, however, if such default is reasonably susceptible of cure, but not within such thirty (30) day period, then Mortgagor may be permitted up to an additional ninety (90) days (but in no event beyond the Maturity Date (as defined in the Note) to cure such default provided that Mortgagor diligently and continuously pursues such cure and provided further that Mortgagor promptly provides Mortgagee with a written report and evidence reasonably satisfactory to Mortgagee of the progress of Mortgagor's cure efforts from time to time as requested by Mortgagee;

     (n) if without Mortgagee's prior written consent, Mortgagor enters into an agreement relating to the management or operation of the Mortgaged Property;

     (o) if Mortgagor ceases to continuously operate the Mortgaged Property or any material portion thereof as a warehouse for any reason whatsoever (other than temporary cessation in connection with any repair or renovation thereof undertaken with the consent of Mortgagee); provided, however, the foregoing shall not constitute an Event of Default so long as the Mortgaged Property shall be and continue to remain in the condition the Mortgaged Property was in immediately prior to the date Mortgagor ceased to continuously operate the Mortgaged Property or any material portion thereof as a warehouse for any reason whatsoever;

     (p) Intentionally Omitted.

     (q) if Mortgagor fails to comply with the terms and provisions of Paragraph 11 hereof;

     (r) if the FB Distro Lease shall be terminated, modified or amended by Mortgagor without the prior written consent of Mortgagee.

     21. Late Payment Charge. If any portion of the Debt is not paid on the date on which it is due, Mortgagor shall pay to Mortgagee upon demand an amount equal to the lesser of five percent (5%) of such unpaid portion of the Debt or the maximum amount permitted by applicable law in order to defray a portion of the expenses incurred by Mortgagee in handling and processing such delinquent payment and to compensate Mortgagor for the loss of the use of such delinquent payment, and such amount shall be secured by this Mortgage (provided, however, that with respect that the payment due on the Maturity Date (as defined in the Note), the aforesaid 5% sum shall be paid if the payment due on the Maturity Date is not paid within 20 days after the Maturity Date (provided further, however, that the foregoing shall not in any way constitute any type of extension of the Maturity Date, it being understood and agreed that, failure to make all payments due on the Maturity Date shall constitute an Event of Default).

     22. Right To Cure Defaults. Upon the occurrence and during the continuation of any Event of Default or if Mortgagor fails to make any payment or to do any act as herein provided, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, cure such Event of Default make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Mortgagee is authorized to enter upon the Mortgaged Property for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Mortgaged Property or to foreclose this Mortgage or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees and disbursements to the extent permitted by law), with interest at the Default Rate (as defined in the Note) for the period after notice from Mortgagee that such cost or expense was incurred to the date of payment to Mortgagee, shall constitute a portion of the Debt, shall be secured by this Mortgage and the other Loan Documents and shall be due and payable to Mortgagee upon demand.

     23. Remedies.

     (a) Upon the occurrence of any Event of Default, Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property by Mortgagee itself or otherwise, including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

          (i) declare the entire Debt to be immediately due and payable;

          (ii) institute a proceeding or proceedings, judicial or nonjudicial, by advertisement or otherwise, for the complete foreclosure of this Mortgage in which case the Mortgaged Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

          (iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Debt then due and payable, subject to the continuing lien of this Mortgage for the balance of the Debt not then due;

          (iv) sell for cash or upon credit the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to the power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

          (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, or in any of the other Loan Documents;

          (vi) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Mortgage;

          (vii) take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclose this Mortgage;

          (viii) apply for the appointment of a trustee, receiver, liquidator or conservator of the Mortgaged Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of the Mortgagor, any Guarantor or of any person, firm or other entity liable for the payment of the Debt;

          (ix) enforce Mortgagee's interest in the Leases and Rents and enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, and thereupon Mortgagee may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat; (B) complete any construction on the Mortgaged Property in such manner and form as Mortgagee deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (D) exercise all rights and powers of Mortgagor with respect to the Mortgaged Property, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents; and (E) apply the receipts from the Mortgaged Property to the payment of Debt, after deducting therefrom all expenses (including reasonable attorneys' fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Mortgagee, its counsel, agents and employees;

          (x) require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Mortgaged Property occupied by Mortgagor or any related and/or affiliated party and require Mortgagor to vacate and surrender possession to Mortgagee of the Mortgaged Property or to such receiver and, in default thereof, evict Mortgagor or any related and/or affiliated party by summary proceedings or otherwise;

          (xi) enforce Mortgagee's rights and remedies under the Cash Management Agreement; or

          (xii) pursue such other rights and remedies as may be available at law or in equity or under the Uniform Commercial Code.

In the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property.

     (b) The proceeds of any sale made under or by virtue of this paragraph, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this paragraph or otherwise, shall be applied by Mortgagee to the payment of the Debt in such priority and proportion as Mortgagee in its sole discretion shall deem proper.

     (c) Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

     (d) Upon the completion of any sale or sales pursuant hereto, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Any sale or sales made under or by virtue of this paragraph, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Mortgagor.

     (e) Upon any sale made under or by virtue of this paragraph, whether made under a power of sale or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

     (f) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

     (g) Mortgagee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this paragraph at any time before the conclusion thereof, as determined in Mortgagee's sole discretion and without prejudice to Mortgagee.

     (h) The rights and remedies of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. Mortgagee may resort to any remedies and the security given by the Note, this Mortgage or in any of the other Loan Documents in whole or in part, and in such portions and in such order as determined by Mortgagee in its sole discretion. No such action shall in any way be considered a waiver or election of any rights, benefits or remedies evidenced or provided by the Note, this Mortgage or in any of the other Loan Documents. The failure of Mortgagee to exercise any right, remedy or option provided in the Note, this Mortgage or any of the other Loan Documents, shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Note, this Mortgage or any of the other Loan Documents. No acceptance by Mortgagee of any payment after the occurrence of any Event of Default and no payment by Mortgagee of any obligation for which Mortgagor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Mortgagor, or Mortgagor's liability to pay such obligation. No sale of all or any portion of the Mortgaged Property, no forbearance on the part of Mortgagee, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Mortgagee to Mortgagor, shall operate to release or in any manner affect the interest of Mortgagee in the remaining Mortgaged Property or the liability of Mortgagor to pay the Debt. No waiver by Mortgagee shall be effective unless it is in writing and then only to the extent specifically stated. All costs and expenses of Mortgagee in exercising its rights and remedies under this Paragraph 23 (including reasonable attorneys' fees and disbursements to the extent permitted by law), shall be paid by Mortgagor immediately upon notice from Mortgagee, with interest at the Default Rate for the period after notice from Mortgagee and such costs and expenses shall constitute a portion of the Debt and shall be secured by this Mortgage.

     (i) The interests and rights of Mortgagee under the Note, this Mortgage and the other Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Mortgagee may grant with respect to any of the Debt, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Mortgagee may grant with respect to the Mortgaged Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, Guarantor or surety of any of the Debt.

     (j) In the event the Loan is repaid in whole or in part in connection with the exercise by Mortgagee of any of its remedies hereunder upon the occurrence of an Event of Default (including, without limitation, a foreclosure sale of the Property) and such repayment occurs prior to the Anticipated Repayment Date, then Mortgagor shall be required to pay Mortgagee, in addition to such repayment, accrued interest and all other sums due under this Mortgage, the Proportionate Yield Maintenance Premium.

     24. Right of Entry. In addition to any other rights or remedies granted under this Mortgage, Mortgagee and its agents shall have the right to enter and inspect the Mortgaged Property at any reasonable time during the Term. Mortgagor agrees to pay to Mortgagee within ten (10) days after demand, an annual inspection fee in the amount of $250.00 in respect of annual inspections of the Mortgaged Property to be made by or on behalf of Mortgagee. Additionally, the cost of all inspections or audits shall be borne by Mortgagor should Mortgagee determine that an Event of Default exists, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Mortgagee. The cost of such inspections, if not paid for by Mortgagor following demand, may be added to the Debt and shall bear interest thereafter until paid at the Default Rate.

     25. Security Agreement. This Mortgage is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. Mortgagor by executing and delivering this Mortgage has granted and hereby grants to Mortgagee, as security for the Debt, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (said portion of the Mortgaged Property so subject to the Uniform Commercial Code being called in this paragraph the "Collateral"). This Mortgage shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code. As such, this Mortgage covers all items of the Collateral that are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage. If an Event of Default exists, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Mortgagee, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all expenses, including attorneys' fees and disbursements, incurred or paid by Mortgagee in protecting its interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its sole discretion shall deem proper. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Mortgagee, as secured party, in connection with the Collateral covered by this Mortgage.

     26. Actions and Proceedings. Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its sole discretion, decides should be brought to protect its interest in the Mortgaged Property. Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

     27. Contest of Certain Claims. Notwithstanding the provisions of Paragraphs 4 and 20 hereof, Mortgagor shall not be in default for failure to pay or discharge Taxes, Other Charges or mechanic's or materialman's lien asserted against the Mortgaged Property if, and so long as, (a) Mortgagor shall have provided Mortgagee with written notice thereof within five (5) days of obtaining knowledge thereof; (b) Mortgagor shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Mortgaged Property or any part thereof, to satisfy the same; (c)

Mortgagor shall have furnished to Mortgagee a cash deposit, or an indemnity bond satisfactory to Mortgagee with a surety satisfactory to Mortgagee, in the amount of the Taxes, Other Charges or mechanic's or materialman's lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Mortgaged Property or any part thereof; (d) Mortgagor shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the Taxes, Other Charges or mechanic's or materialman's lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Mortgaged Property; and (f) notwithstanding the foregoing, Mortgagor shall immediately upon request of Mortgagee pay any such Taxes, Other Charges or claim (and if Mortgagor shall fail so to do, Mortgagee may, but shall not be required to, pay or cause to be discharged or bonded against), if in the opinion of Mortgagee, the Mortgaged Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, cancelled or lost. Mortgagee may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Mortgagee, the entitlement of such claimant is established.

     28. Marshalling and Other Matters. Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law.

     29. Hazardous Substances. Mortgagor hereby represents and warrants to Mortgagee that, to the best of Mortgagor's knowledge and except as disclosed in that certain Phase I Environmental Site Assessment dated April 12, 2004 prepared by National Assessment Corporation and previously delivered to Mortgagee in connection with the Loan (the "Environmental Report"): (a) the Mortgaged Property is not in violation of any local, state, federal or other governmental authority, statute, ordinance, code, order, decree, law, permits, rule or regulation pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), the Emergency Planning and Community Right-to-Know Act of 1986, as amended, the Hazardous Substances Transportation Act, as amended, the Solid Waste Disposal Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Toxic Substance Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended, any state super-lien and environmental clean-up statutes and all regulations adopted in respect to the foregoing laws (collectively, "Environmental Laws"); (b) the Mortgaged Property is not subject to any private or governmental lien or judicial or administrative notice or action or inquiry, investigation, claim or threatened claim relating to hazardous and/or toxic, dangerous and/or regulated, substances, wastes, materials, raw materials which include hazardous constituents, pollutants or contaminants including without limitation, petroleum, tremolite, anthlophylie, actinolite or polychlorinated biphenyls and any other substances or materials which are included under or regulated by Environmental Laws or which are considered by scientific opinion to be otherwise dangerous in terms of the health, safety and welfare of humans (collectively, "Hazardous Substances"); (c) no Hazardous Substances are or have been (including the period prior to Mortgagor's acquisition of the Mortgaged Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Mortgaged Property other than in compliance with all Environmental Laws; (d) no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Mortgaged Property; (e) no underground storage tanks exist on any of the Mortgaged Property, and (f) no Mold is present in the indoor air of the Mortgaged Property at concentrations exceeding ambient air levels and no visible Mold is present on any building materials or surfaces at the Mortgaged Property for which the EPA Mold Guidelines (as defined below) recommends or requires removal thereof by remediation professionals, and Mortgagor is not aware of any conditions at the Mortgaged Property that are likely to result in the presence of Mold in the indoor air at concentrations that exceed ambient air levels or on building materials or surfaces that would require such removal. As used herein the term "Mold" shall mean fungi that reproduces through the release of spores or the splitting of cells or other means, including but not limited to mold, mildew, fungi, fungal spores, fragments and metabolites such as mycotoxins and microbial volatile organic compounds. So long as Mortgagor owns or is in possession of the Mortgaged Property, Mortgagor (i) shall keep or cause the Mortgaged Property to be kept free from Hazardous Substances and in compliance with all Environmental Laws including without limitation any and all environmental permits, (ii) shall not install or permit to be installed on the Premises any underground storage tank, (iii) shall remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Mortgagee in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified consultant engaged by Mortgagee), promptly after Mortgagor becomes aware of same, at Mortgagor's sole expense and (iv) shall comply with all of the recommendations contained in the Environmental Report. Nothing herein shall prevent Mortgagor from recovering such expenses from any other party that may be liable for such removal or cure. The obligations and liabilities of Mortgagor under this Paragraph 29 shall survive any termination, satisfaction, or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies hereunder, including, without limitation, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

     30. Asbestos. Mortgagor represents and warrants that, to the best of Mortgagor's knowledge and except as disclosed in the Environmental Report, no asbestos or any substance or material containing asbestos ("Asbestos") is located on the Mortgaged Property. Mortgagor (i) shall not install in the Mortgaged Property, nor permit to be installed in the Mortgaged Property, Asbestos, (ii) shall remove, encapsulate or otherwise control any friable Asbestos promptly upon discovery to the satisfaction of Mortgagee, at Mortgagor's sole expense, (iii) shall in all instances comply with, and ensure compliance by all occupants of the Mortgaged Property with, all applicable federal, state and local laws, ordinances, rules and regulations with respect to Asbestos, and shall keep the Mortgaged Property free and clear of any liens imposed pursuant to such laws, ordinances, rules or regulations. The obligations and liabilities of Mortgagor under this Paragraph 30 shall survive any termination, satisfaction, or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies hereunder, including but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

     31. Environmental Monitoring. Mortgagor shall give prompt written notices to Mortgagee: (a) if Mortgagor shall become aware of any Hazardous Substances on or near the Mortgaged Property and/or if Mortgagor shall become aware that the Mortgaged Property is in direct or indirect violation of any Environmental Laws and/or if Mortgagor shall become aware of any condition on or near the Mortgaged Property which shall pose a threat to the health, safety or welfare of humans, except to the extent such Hazardous Substances, direct or indirect violation of any Environmental Laws, or such condition are disclosed in the Environmental Report, (b) of any proceeding or inquiry by any party with respect to the presence of any Hazardous Substance, Asbestos or Mold on, under, from or about the Mortgaged Property, except to the extent such proceeding or inquiry is disclosed in the Environmental Report, (c) of all claims made or threatened by any third party against Mortgagor or the Mortgaged Property relating to any loss or injury resulting from any Hazardous Substance, Asbestos or Mold, except to the extent such claims are disclosed in the Environmental Report, and (d) of Mortgagor's discovery from and after the date hereof of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Mortgagor shall promptly provide to Mortgagee a copy of any written notice, order or other communication received by Mortgagor concerning or in connection with any actual or threatened claim, proceeding, investigation or inquiry involving Hazardous Materials, Asbestos and/or Mold on, under, in or near the Mortgaged Property. Mortgagor shall permit Mortgagee to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Mortgaged Property in connection with any Environmental Law or Hazardous Substance or Mold, and Mortgagor shall pay all reasonable attorneys' fees and disbursements incurred by Mortgagee in connection therewith. Upon Mortgagee's request, at any time and from time to time while this Mortgage is in effect, Mortgagor shall provide (i) an inspection or audit of the Mortgaged Property satisfactory in scope to the Mortgagee prepared by a licensed hydrogeologist or licensed environmental engineer approved by Mortgagee indicating the presence or absence of Hazardous Substances on, in or near the Mortgaged Property, and (ii) an inspection or audit of the Mortgaged Property satisfactory in scope to the Mortgagee and prepared by a duly qualified engineering or consulting firm approved by Mortgagee, indicating the presence or absence of Asbestos, Lead-Based Paint ("LBP") or Mold on the Mortgaged Property. The cost and expense of such audit or inspection shall be paid by Mortgagor not more frequently than once every five (5) calendar years after the final sale of the Loan in a Secondary Market Transaction unless an Event of Default has occurred and is continuing or Mortgagee, in its good faith judgment, determines that reasonable cause exists for the performance of an environmental inspection or audit of the Mortgaged Property, then such inspections or audits described in the preceding sentence shall be at Mortgagor's sole expense. If Mortgagor fails to provide any inspection or audit required pursuant to this Paragraph 31 within thirty (30) days after such request, Mortgagee may order same, and Mortgagor hereby grants to Mortgagee and its employees and agents access to the Mortgaged Property and a license to undertake such inspection or audit. The cost of such inspection or audit may be added to the Debt and shall bear interest thereafter until paid at the Default Rate. In the event that any environmental assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for Asbestos, LBP or any Hazardous Substance, Mortgagor shall cause such operations and maintenance plan to be prepared and implemented at Mortgagor's expense upon request of Mortgagee. In the event that any investigation, site monitoring, containment cleanup, removal, restoration or other work of any kind is reasonably necessary or desirable under an applicable Environmental Law (the "Remedial Work"), Mortgagor shall commence and thereafter diligently prosecute to completion all such Remedial Work within thirty (30) days after written demand by Mortgagee for performance thereof (or such shorter period of time as may be required under applicable law). All Remedial Work shall be performed by contractors approved in advance by Mortgagee, and under the supervision of a consulting engineer approved by Mortgagee. All costs and expenses of such Remedial Work shall be paid by Mortgagor including, without limitation, Mortgagee's reasonable attorneys' fees and disbursements incurred in connection with monitoring or review of such Remedial Work. In the event that any environmental assessment report, inspection or audit reveals the presence of Mold at concentrations exceeding ambient air levels or the presence of Mold on any building materials or surfaces at the Mortgaged Property for which the EPA Mold Guidelines recommends or requires removal thereof by remediation professionals, Mortgagor shall immediately remediate the Mold and perform post-remedial clearance sampling in accordance with the EPA Mold Guidelines. Following abatement of the Mold, Mortgagor shall prepare and implement an Operations and Maintenance Plan for Mold and Moisture acceptable to the Mortgagee and in accordance with the EPA Mold Guidelines. For purposes hereof, "EPA Mold Guidelines" shall mean the guidelines set forth in "Mold Remediation in Schools and Commercial Buildings" prepared by the U.S. Environmental Protection Agency.

     32. Handicapped Access.

     (a) Mortgagor agrees that the Mortgaged Property shall at all times strictly comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988 (if applicable), all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively "Access Laws"). Mortgagor agrees to give prompt notice to Mortgagee of the receipt by Mortgagor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

     (b) Notwithstanding any provisions set forth herein or in any other document regarding Mortgagee's approval of alterations of the Mortgaged Property, Mortgagor shall not alter the Mortgaged Property (including without limitation construction of tenant improvements by Mortgagor or any of its tenants) in any manner which would increase Mortgagor's responsibilities for compliance with the applicable Access Laws without the prior written approval of Mortgagee. Mortgagee may condition any such approval upon receipt of a certificate of compliance with Access Laws from an architect, engineer, or other person acceptable to Mortgagee.

     33. Indemnification. In addition to any other indemnifications provided herein or in the other Loan Documents, subject to the terms and provisions of Paragraph 18 of the Note, Mortgagor shall protect, defend, indemnify and save harmless Mortgagee from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements), imposed upon or incurred by or asserted against Mortgagee by reason of (a) ownership of this Mortgage, the Mortgaged Property or any interest therein or receipt of any Rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any failure on the part of Mortgagor to perform or comply with any of the terms of this Mortgage; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (f) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance or Asbestos on, from, or affecting the Mortgaged Property;
(g) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance or Asbestos; (h) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance or Asbestos; (i) any violation of the Environmental Laws, which are based upon or in any way related to such Hazardous Substance or Asbestos including, without limitation, the costs and expenses of any Remedial Work, attorney and consultant fees and disbursements, investigation and laboratory fees, court costs, and litigation expenses; (j) any failure of the Mortgaged Property to comply with any Access Laws; (k) any representation or warranty made in the Note, this Mortgage or any of the other Loan Documents being false or misleading in any material respect as of the date such representation or warranty was made; (l) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Mortgaged Property or any part thereof under any legal requirement or any liability asserted against Mortgagee with respect thereto; and (m) the claims of any lessee of any or any portion of the Mortgaged Property or any person acting through or under any lessee or otherwise arising under or as a consequence of any Lease. Any amounts payable to Mortgagee by reason of the application of this paragraph shall be secured by this Mortgage and shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Mortgagee until paid. The obligations and liabilities of Mortgagor under this Paragraph 33 shall survive the termination, satisfaction, or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies hereunder, including, but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

     34. Notices. Any notice, report, demand or other instrument authorized or required to be given or furnished ("Notices") shall be in writing and shall be given as follows: (a) by hand delivery; (b) by deposit in the United States mail as first class certified mail, return receipt requested, postage paid; (c) by overnight nationwide commercial courier service; or (d) by telecopy transmission (other than for notices of default) with a confirmation copy to be delivered by duplicate notice in accordance with any of clauses (a)-(c) above, in each case, addressed to the party intended to receive the same at the following address(es):

         Mortgagee:                BankAtlantic Commercial Mortgage Capital, LLC
                                   980 N. Federal Highway, Suite 400
                                   Boca Raton, Florida 33432
                                   Attention:  Michael Comparato
                                   Telecopier: (561) 391-7432

         with copies to:           Kronish Lieb Weiner & Hellman LLP
                                   1114 Avenue of the Americas
                                   New York, New York  10036
                                   Attention: Thomas O'Connor, Esq.
                                   Telecopier: (212) 479-6275

         and:                      Wachovia Bank, National Association
                                   8739 Research Dr., URP4
                                   Charlotte, North Carolina  28288-1075
                                   Attention:  David Tucker
                                   Telecopier:  (704) 593-7735
                                   or any successor servicer of the Loan

         Mortgagor:                FB Distro Distribution Center, LLC
                                   c/o Charming Shoppes, Inc.
                                   450 Winks Lane
                                   Bensalem, Pennsylvania 19020
                                   Attention: Kathleen Lieberman, Esq.
                                   Vice President- Corporate
                                   Telecopier:(215) 638-6919

     Any party may change the address to which any such Notice is to be delivered, by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Paragraph 40. Notices shall be deemed to have been given on the date they are actually received; provided, that the inability to deliver Notices because of a changed address of which no Notice was given, or rejection or refusal to accept any Notice offered for delivery shall be deemed to be receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept delivery. Notice for either party may be given by its respective counsel. Additionally, notice from Mortgagee may also be given by the Servicer.

     35. Non-Waiver. The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Any consent or approval by Mortgagee in any single instance shall not be deemed or construed to be Mortgagee's consent or approval in any like matter arising at a subsequent date.

     36. No Oral Change. This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     37. Liability. If Mortgagor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. Subject to the provisions hereof requiring Mortgagee's consent to any Transfer, this Mortgage shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns forever.

     38. Inapplicable Provisions. If any term, covenant or condition of the Note or this Mortgage is held to be invalid, illegal or unenforceable in any respect, the Note and this Mortgage shall be construed without such provision.

     39. Headings, Etc. The headings and captions of various paragraphs of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

     40. Duplicate Originals. This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

     41. Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein," the word "Mortgagee" shall mean "Mortgagee and any subsequent holder of the Note," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by this Mortgage," the word "person" shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the words "Mortgaged Property" shall include any portion of the Mortgaged Property and any interest therein and the words "attorneys' fees" shall include any and all attorneys' fees, paralegal and law clerk fees, including, without limitation, fees at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Mortgaged Property and Collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

     42. Homestead. Mortgagor hereby waives and renounces all homestead and exemption rights provided by the Constitution and the laws of the United States and of any state, in and to the Mortgaged Property as against the collection of the Debt, or any part hereof.

     43. Assignments. Mortgagee shall have the right to assign or transfer its rights under this Mortgage without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Mortgagee under this Mortgage.

     44. Waiver of Jury Trial. MORTGAGOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THIS MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM,

COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. MORTGAGOR IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

     45. Miscellaneous.

     (a) (i) Mortgagor covenants and agrees that during the Term, unless Mortgagee shall have previously consented in writing, (a) Mortgagor will take no action that would cause it to become an "employee benefit plan" as defined in 29 C.F.R. Section 2510.3-101, or "assets of a governmental plan" subject to regulation under the state statutes, and (b) Mortgagor will not sell, assign or transfer the Mortgaged Property, or any portion thereof or interest therein, to any transferee that does not execute and deliver to Mortgagee its written assumption of the obligations of this covenant. Mortgagor further covenants and agrees to protect, defend, indemnify and hold Mortgagee harmless from and against all loss, cost, damage and expense (including without limitation, all attorneys' fees and excise taxes, costs of correcting any prohibited transaction or obtaining an appropriate exemption) that Mortgagee may incur as a result of Mortgagor's breach of this covenant, subject to the provisions of Paragraph 18 of the Note. This covenant and indemnity shall survive the extinguishment of the lien of this Mortgage by foreclosure or action in lieu thereof; furthermore, the foregoing indemnity shall supersede any limitations on Mortgagor's liability under any of the Loan Documents.

     (ii) Mortgagor covenants and agrees to deliver to the Mortgagee, on the date hereof and from time to time throughout the term of the Loan, such certifications or other evidence as requested by the Mortgagee in its sole discretion, that (x) Mortgagor is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (y) none of the assets of Mortgagor constitute "plan assets" of a governmental plan for purposes of any state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (z) one or more of the following circumstances is true: (A) equity interests in Mortgagor are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2); (B) less than twenty-five percent (25%) of each outstanding class of equity interests in Mortgagor are held by "benefit plan investors" within the meaning of 29 C.F.R.
Section 2510.3-101(f)(2); or (C) Mortgagor qualifies as an "operating company", a "venture capital operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c), (d) or (e).

     (iii) Mortgagor will not sell, assign or transfer the Mortgaged Property, or any portion thereof or interest therein, to any transferee that does not execute and deliver to Mortgagee its written assumption of the obligations of this covenant.

     (iv) Mortgagor further covenants and agrees to protect, defend, indemnify and hold Mortgagee harmless from and against all loss, cost, damage and expense (including without limitation, all attorneys' fees and excise taxes, costs of correcting any prohibited transaction or obtaining an appropriate exemption) that Mortgagee may incur as a result of Mortgagor's breach of this covenant. This covenant and indemnity shall survive the extinguishment of the lien of this Mortgage by foreclosure or action in lieu thereof; furthermore, the foregoing indemnity shall supersede any limitations on Mortgagor's liability under any of the Loan Documents.

     (b) The Loan Documents contain the entire agreement between Mortgagor and Mortgagee relating to or connected with the Loan. Any other agreements relating to or connected with the Loan not expressly set forth in the Loan Documents are null and void and superseded in their entirety by the provisions of the Loan Documents.

     (c) Mortgagor represents and warrants to Mortgagee that there has not been committed by Mortgagor or any other person in occupancy of or involved with the operation or use of the Mortgaged Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Mortgaged Property or any part thereof or any monies paid in performance of Mortgagor's obligations under the Note or under any of the other Loan Documents. Mortgagor hereby covenants and agrees not to commit, permit or suffer to exist any act, omission or circumstance affording such right of forfeiture. In furtherance thereof, subject to the terms of Paragraph 18 of the Note, Mortgagor hereby indemnifies Mortgagee and agrees to defend and hold Mortgagee harmless from and against any loss, damage or injury by reason of the breach of the covenants and agreements or the representations and warranties set forth in this paragraph. Without limiting the generality of the foregoing, the filing of formal charges or the commencement of proceedings against Mortgagor or all or any part of the Mortgaged Property under any federal or state law for which forfeiture of the Mortgaged Property or any part thereof or of any monies paid in performance of Mortgagor's obligations under the Loan Documents is a potential result, shall, at the election of Mortgagee, constitute an Event of Default hereunder without notice or opportunity to cure.

     (d) Mortgagor acknowledges that, with respect to the Loan, Mortgagor is relying solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Mortgagee or any parent, subsidiary or affiliate of Mortgagee. Mortgagor acknowledges that Mortgagee engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of the Mortgagor or its affiliates. Mortgagor acknowledges that it is represented by competent counsel and has consulted counsel before executing the Loan Documents.

     (e) Mortgagor covenants and agrees to pay Mortgagee upon receipt of written notice from Mortgagee, subject to the terms of Paragraph 18 of the Note, all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and the costs and expenses of any title insurance company, appraisers, engineers or surveyors) incurred by Mortgagee in connection with (i) the preparation, negotiation, execution and delivery of this Mortgage and the other Loan Documents; (ii) Mortgagor's performance of and compliance with Mortgagor's respective agreements and covenants contained in this Mortgage and the other Loan Documents on its part to be performed or complied with after the date hereof; (iii) Mortgagee's performance and compliance with all agreements and conditions contained in this Mortgage and the other Loan Documents on its part to be performed or complied with after the date hereof; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Mortgage and the other Loan Documents; (v) the filing and recording fees and expenses, title insurance fees and expenses, and other similar expenses incurred in creating and perfecting the lien in favor of Mortgagee pursuant to this Mortgage and the other Loan Documents.; and (vi) the enforcement by Mortgagee of any right and/or remedies of Mortgagee under this Mortgage or under any of the other Loan Documents.

     (f) This Mortgage shall be governed by and construed in accordance with the laws of the State in which the Premises are located and the applicable laws of the United States of America. This Mortgage has been negotiated by parties knowledgeable in the matters contained herein, with the advice of counsel, and is to be construed and interpreted in absolute parity, and shall not be construed or interpreted against any party by reason of such party's preparation of the initial or any subsequent draft of the Loan Documents or this Mortgage.

     (g) This Mortgage may be executed in two or more counterparts, each of which shall constitute an original but all of which together shall constitute but one and the same instrument.

     46. Mortgagor's Liability. Anything contained in this Mortgage to the contrary notwithstanding, the liability of Mortgagor for the Debt and for the performance of all other agreements, covenants and obligations contained herein and in the Loan Documents shall be as set forth in the Note.

     47. Yield Maintenance Prepayment Option.

     (a) Provided no Event of Default has occurred and is continuing, at any time after the date that is two and one-half years after the date hereof and before the Optional Prepayment Date (as defined in the Note), Mortgagor may prepay the principal balance of the Note, in whole but not in part, upon the satisfaction in full of all the following conditions:

          (i) not less than sixty (60) days prior written notice shall be given to Mortgagee specifying a Payment Date (as defined in the Note) on which the prepayment is to be made (the "Tender Date");

          (ii) the principal balance under the Note and all accrued and unpaid interest and all other sums due under the Note and under the other Loan Documents up to the Tender Date shall be paid in full;

          (iii) all out-of-pocket third party costs and expenses incurred by Mortgagee or its agents (not to exceed $40,000 in the aggregate provided no Event of Default exists) in connection with such prepayment, shall be paid in full; and

          (iv) Mortgagor shall pay to Mortgagee on or prior to the Tender Date a prepayment consideration (the "Prepayment Consideration") in an amount equal to the greater of: (A) one percent (1%) of the principal amount of the Note being prepaid; and (B) the present value of a series of payments each equal to the Payment Differential (as hereinafter defined) and payable on each Payment Date over the remaining original term of the Note until the Anticipated Repayment Date Date on the Anticipated Repayment

     Date, discounted at the Reinvestment Yield (hereinafter defined) for the number of months remaining from the Tender Date to each such Payment Date until the Anticipated Repayment Date and to the Anticipated Repayment Date. The term "Reinvestment Yield" as used herein shall be equal to the (i) yield on the U.S. Treasury issue (primary issue) with the same maturity date as the Anticipated Repayment Date; or (ii) if no such U.S. Treasury issue is available, then the interpolated yield on the two U.S. Treasury issues (primary issues) with maturity dates (one prior to and one following) that are closest to the Anticipated Repayment Date, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the Tender Date set forth Mortgagor's notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The term "Payment Differential" as used herein shall be equal to (x) the Interest Rate minus the Reinvestment Yield, divided by (y) twelve (12) and multiplied by (z) the principal sum outstanding and payable hereunder on such Tender Date after application of the Monthly Debt Service Payment Amount (if any) due and actually paid on such Tender Date, provided that the Payment Differential shall in no event be less than zero. In no event, however, shall Mortgagee be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Mortgagee shall notify Mortgagor of the amount, and the basis of determination, of the required Prepayment Consideration, and, provided that Mortgagee shall have in good faith applied the applicable formula described above, Mortgagor shall not have the right to challenge the calculation or the method of calculation set forth in the any such statement in the absence of manifest error.

     Mortgagor acknowledges and agrees that such Prepayment Consideration represents a reasonable and fair estimate of compensation for the loss that Mortgagee may sustain from the prepayment of the Note. Mortgagor acknowledges and agrees that it has no right to prepay the Note without paying the Prepayment Consideration except as specifically provided herein. If any notice of prepayment is given, the principal balance of the Note and the other sums required under this paragraph shall be due and payable on the Tender Date. Payee shall not be obligated to accept any prepayment of the principal balance of the Note unless (a) the payment is accompanied by the required Prepayment Consideration and all other sums required under this paragraph and (b) the prepayment is made on the applicable Tender Date.

     48. Yield Maintenance. In the event of an Unscheduled Loan Prepayment (as defined below) where Mortgagor is required, pursuant to the provisions of Paragraph 3(c)(ii), Paragraph 8(d) or Paragraph 23(j), to pay a Proportionate Yield Maintenance Premium, the following terms shall have the following meanings:

     (a) "Proportionate Yield Maintenance Premium" shall mean the product of (a) the Prepayment Consideration multiplied by (b) the Prepayment Percentage.

     (b) "Prepayment Percentage" shall mean, with respect to any Unscheduled Loan Prepayment, the percentage of the then current outstanding principal balance of the Note that is being prepaid.

     (c) "Unscheduled Loan Prepayment" shall mean any principal prepayment of the Note prior to the Anticipated Repayment Date other than the portion of each Monthly Debt Service Payment Amount (as defined in the Note) which comprises a principal payment. An Unscheduled Loan Prepayment shall include, without limitation, (i) a paydown of the Loan (in whole or in part) prior to the Anticipated Repayment Date as a result of an Insured Casualty pursuant to Paragraph 3(c)(ii) of this Mortgage if an Event of Default, or an event which, with notice and/or the passage of time or both, would constitute an Event of Default, has occurred (but not otherwise), (ii) a paydown of the Loan (in whole or in part) prior to the Anticipated Repayment Date as a result of a Condemnation pursuant to Paragraph 8(d) of this Mortgage if an Event of Default, or an event which, with notice and/or the passage of time or both, would constitute an Event of Default, has occurred (but not otherwise) and (iii) a paydown of the Loan (in whole or in part) in connection with the exercise by Mortgagee of any of its remedies under this Mortgage upon the occurrence of an Event of Default, including, without limitation, a foreclosure sale of the Mortgaged Property.

     49. Cash Management Agreement. On or before the date hereof, Mortgagor covenants and agrees at Mortgagor's sole cost and expense to enter into one or more servicing account agreements, lockbox servicing agreements and/or cash management agreements acceptable to Mortgagee among Mortgagor, Manager, (as defined below) Mortgagee and, as applicable, one or more financial institutions (together with any modification, amendment, substitution or replacement thereof, hereinafter collectively referred to as the "Cash Management Agreement"). The Cash Management Agreement shall provide, among other things (i) when and in what manner all Rents and other sums collected from, or arising with respect to, the Mortgaged Property shall be deposited directly into a clearing account established in connection with such Cash Management Agreement, and (ii) the order and priority of the application of such funds.

     50. Annual Budgets. For the Charming Fiscal Year commencing in the year 2014 and for each Charming Fiscal Year thereafter and anytime an Initial Charming Rating Drop or Second Charming Rating Drop occurs until the occurrence of a Charming Rating Drop Termination, Mortgagor shall submit to Mortgagee for Mortgagee's written approval an annual budget (an "Annual Budget") not later than sixty (60) days prior to the commencement of such Charming Fiscal Year, in form satisfactory to Mortgagee setting forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses for the Mortgaged Property. Each Annual Budget shall contain, among other things, limitations on management fees, third party service fees, and other expenses as Mortgagee may reasonably require. Mortgagee shall have the right to approve such Annual Budget and in the event that Mortgagee objects to the proposed Annual Budget submitted by Mortgagor, Mortgagee shall advise Mortgagor of such objections within fifteen (15) days after receipt thereof (and deliver to Mortgagor a reasonably detailed description of such objections) and Mortgagor shall within ten (10) days after receipt of notice of any such objections revise such Annual Budget and resubmit the same to Mortgagee. Mortgagee shall advise Mortgagor of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Mortgagor a reasonably detailed description of such objections) and Mortgagor shall revise the same in accordance with the process described in this Paragraph 50 until Mortgagee approves an Annual Budget, provided, however, that if Mortgagee shall not advise Mortgagor of its objections to any proposed Annual Budget within the applicable time period set forth in this paragraph, then such proposed Annual Budget shall be deemed approved by Mortgagee. Each such Annual Budget approved by Mortgagee in accordance with terms hereof shall hereinafter be referred to as an "Approved Annual Budget". Until such time that Mortgagee approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses.

     51. Sale of Notes and Securitization.

     (a) Mortgagor acknowledges that Mortgagee and its successors and assigns may (i) sell this Mortgage, the Note and other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Mortgage to one or more investors, (iii) deposit this Mortgage, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses
(i) through (iv) are hereinafter each referred to as "Secondary Market Transaction" or "Securitization"). Mortgagor shall cooperate with Mortgagee in effecting any such Secondary Market Transaction and shall cooperate to implement all requirements imposed by any Rating Agency involved in any Secondary Market Transaction. Mortgagor, however, shall not be required to modify any documents evidencing or securing the Loan which would modify (A) the interest rate payable under the Note, (B) the stated maturity of the Note, (C) the amortization of principal of the Note, or (D) any other material economic term of the Loan. Mortgagor shall provide such information, legal opinions and documents relating to Mortgagor, Guarantor, if any, the Mortgaged Property and any tenants of the Improvements as Mortgagee may reasonably request in connection with such Secondary Market Transaction. In addition, Mortgagor shall make available to Mortgagee all information concerning its business and operations that Mortgagee may reasonably request, subject to applicable securities and other laws and regulations to which Mortgagor or any of its affiliates may be subject. Mortgagee shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Mortgagor to Mortgagee may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors may also see some or all of the information. Mortgagee and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Mortgagor and, subject to the terms of Paragraph 18 of the Note, Mortgagor indemnifies Mortgagee as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Mortgagee may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development.

     (b) In the event that the provisions of this Mortgage or any Loan Documents require the receipt of written confirmation from each Rating Agency with respect to the ratings on the Securities, or, in accordance with the terms of the transaction documents relating to a

Secondary Market Transaction, such a rating confirmation is required in order for the consent of the Mortgagee to be given, the Mortgagor shall pay all of the costs and expenses of the Mortgagee, Servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency as a condition to the delivery of such confirmation.

     52. Intentionally Omitted Prior to Execution.

     53. Intentionally Omitted Prior to Execution.

     54. Servicer. At the option of Mortgagee, the Loan may be serviced by a servicer/trustee (the "Servicer") selected by Mortgagee and Mortgagee may delegate all or any portion of its responsibilities under this Mortgage and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Mortgagee and Servicer. Mortgagor shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement.

     55. Management of the Mortgaged Property. If Mortgagor enters into any subsequent agreement relating to the operation and management of the Mortgaged Property approved by Mortgagee, Mortgagor shall maintain such agreement in full force and effect and timely perform all of Mortgagor's obligations thereunder and enforce performance of all obligations of the Manager thereunder, and not permit the termination or amendment of such subsequent agreement relating to the operation and management of the Mortgaged Property approved by Mortgagee, unless the prior written consent of Mortgagee is first obtained. Upon the occurrence of an Event of Default, Mortgagor at Mortgagee's request made at any time while such Event of Default continues, shall terminate any such subsequent agreement relating to the operation and management of the Mortgaged Property approved by Mortgagee and replace the manager thereunder with a manager approved by Mortgagee. In addition, if within forty-five (45) days before the end of each calendar quarter Mortgagor does not provide evidence of the achievement of a Debt Service Coverage Ratio of not less than 1.10 (the "Required DSCR") Mortgagor, at Mortgagee's request made at any time after such Required DSCR is not maintained, shall terminate any such subsequent agreement relating to the operation and management of the Mortgaged Property approved by Mortgagee, and replace the manager thereunder with manager approved by Mortgagee or if no management agreement is then in place enter into a management agreement acceptable to Mortgagee with a manager approved by Mortgagee. All references in this Mortgage and in the Loan Documents to "Debt Service Coverage Ratio" shall mean the debt service coverage ratio of the Mortgaged Property calculated by Mortgagee in its sole discretion by dividing the underwritten net cash flow of the Mortgaged Property (as determined by Mortgagee in its sole discretion based upon Mortgagee's then current underwriting standards and practices) by the actual annual principal and interest payable under the Note.

                                     PART II

                            SPECIAL STATE PROVISIONS

     56. Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Part II and the terms and conditions of this Mortgage, the terms and conditions of this Part II shall control and be binding.

     57. Maturity Date. The Debt shall mature on or before October 11, 2019, or earlier subject to the terms and conditions of the Note and this Mortgage.

     58. Disclosure Law. Mortgagor has complied, and will comply, with the Indiana Responsible Property Transfer Law, Ind. Code 13-25-3-1 et seq. (the "Disclosure Law"), by (A) the completion and delivery to Mortgagee of a disclosure document in the form required by the Disclosure Law (the "Disclosure Document"), (B) the timely recording of the Disclosure Documents in the Office of the Recorder of the County in which the Mortgaged Property is located, and
(C) the timely filing of the Disclosure Document in the Office of the Indiana Department of Environmental Management; or Mortgagor has determined after diligent investigation, and Mortgagor hereby certifies to Mortgagee, that the Mortgaged Property does not constitute "property" under the Disclosure Law, and therefore, delivery, filing and recording of a Disclosure Document is not required, because:

     (a) the Mortgaged Property does not contain (1) or more facilities that are subject to reporting under Section 312 of the Federal Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. 11022);

     (b) the Mortgaged Property is not the site of one (1) or more underground storage tanks for which notification is required under: (A) 42 U.S.C. 6991(a) and (B) Ind. Code 13-23-1-2(c)(8)(A); or

     (c) the Mortgaged Property is not listed in the Comprehensive Environmental Response, Compensation and Liability Information System (CERCLIS) in accordance with Section 116 of CERCLA (42 U.S.C. 9616).

     59. Environmental Liens. Neither Mortgagor nor, to the best of Mortgagor's knowledge, after diligent inquiry and investigation, any tenant of the Mortgaged Property has received a notice of intention to hold a lien as may be imposed under Ind. Code 13-25-4-1 et seq..

     60. Applicable Law. Notwithstanding anything in this Mortgage or the Loan Documents to the contrary, Mortgagee shall be entitled to all rights and remedies that a mortgagee would have under Indiana law or in equity including, but not by way of limitation, Ind. Code 32-30-10, Mortgage Foreclosure Actions, Ind. Code 32-30-5, Receiverships, and the Revised Uniform Commercial Code Ind. Code 26-1-9.1 (the "UCC") (such laws, as amended, modified and/or recodified from time to time are collectively referred to herein collectively as, the "Applicable Law"). In the event of any inconsistency between the provisions of this Mortgage and the provisions of Applicable Law, the provisions of Applicable Law shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provisions of this Mortgage that can be construed in a manner consistent with Applicable Law. Conversely, if any provision of this Mortgage shall grant to Mortgagee any rights or remedies upon default of the Mortgagor which are more limited than the rights or remedies that would otherwise be vested in the Mortgage under Applicable Law in the absence of said provision, Mortgagee shall be vested with the rights and remedies granted under Applicable Law. Notwithstanding any provision in this Mortgage relating to a power of sale or other provision for sale of the Mortgaged Property upon default other than under a judicial proceeding, any sale of the Mortgaged Property pursuant to this Mortgage will be made through a judicial proceeding, except as otherwise may be permitted under the UCC.

     61. Unenforceable Remedies. To the extent Applicable Law limits: (i) the availability of the exercise of any of the remedies set forth in the Mortgage, including without limitation the remedies involving a power of sale on the part of Mortgagee and the right of Mortgagee to exercise self-help in connection with the enforcement of the terms of this Mortgage, or (ii) the enforcement of waivers and indemnities made by Mortgagor, such remedies, waivers, or indemnities shall be exercisable or enforceable, any provisions in this Mortgage to the contrary notwithstanding, if, and to the extent, permitted by the laws in force at the time of the exercise of such remedies or the enforcement of such waivers or indemnities without regard to whether such remedies, waivers or indemnities were enforceable at the time of the execution and delivery of this Mortgage.

     62. No Waiver of Right to Seek Deficiency. Anything contained in Ind. Code. 32-29-7-5 to the contrary notwithstanding, no waiver made by Mortgagor in this Mortgage or in any of the other terms and provisions of the Loan Documents shall constitute the consideration for or be deemed to be a waiver or release by Mortgagee or any judgment holder of the Debt secured by the Mortgage of the right to seek a deficiency judgment against the Mortgagor or any other person or entity who may be personally liable for the Debt hereby secured, which right to seek a deficiency judgment is hereby reserved, preserved and retained by Mortgagee for its own behalf and its successors and assigns, subject to the provisions of Paragraph 18 of the Note and Paragraph 46 of this Mortgage.

     63. Future Advances. Notwithstanding anything contained in this Mortgage or the Loan Documents to the contrary, this Mortgage shall secure: (i) a maximum principal amount of $26,000,000.00, exclusive of any items described in (ii) below, including any additional advances made from time to time after the date hereof pursuant to the Loan Documents whether made as part of the Debt secured hereby or made at the option of the Mortgagee, (ii) all other amounts payable by Mortgagor, or advanced by Mortgagee for the account, or on behalf, of Mortgagor, pursuant to the Loan Documents, including amounts advanced with respect to the Mortgaged Property for the payment of taxes, assessments, insurance premiums and other costs and impositions incurred for the protection of the Mortgaged Property to the same extent as if the future Debt and advances were made on the date of execution of the Mortgage; and (iii) future modifications, extensions, and renewals of any Loan Documents or Debt secured by this Mortgage. Pursuant to Ind. Code 32-29-1-10, the lien of this Mortgage with respect to any future advances, modifications, extensions, and renewals referred to herein and made from time to time shall have the same priority to which this Mortgage otherwise would be entitled as of the date this Mortgage is executed and recorded without regard to the fact that any such future advance, modification, extension, or renewal may occur after the Mortgage is executed. Such maximum principal amount is stated herein for the purpose of any applicable future advance laws and is not deemed a commitment by Mortgagee to make any future advances.

     64. Reimbursable Costs. Notwithstanding anything to the contrary contained in this Mortgage, but subject to the provisions of Paragraph 18 of the Note and Paragraph 46 of this Mortgage, all costs incurred by Mortgagee pursuant to this Mortgage, to the extent reimbursable under Applicable Law, whether or not enumerated in this Mortgage, shall be added to the Debt secured by this Mortgage or by the judgment of foreclosure, which Reimbursable Costs may include, without limitation, all costs and expenses which may be paid or incurred by or on behalf of Mortgagee in any proceeding to enforce this Mortgage or foreclose upon the Mortgaged Property, all expenses of any environmental site assessments, environmental audits, environmental remediation costs, appraisals, surveys, engineering studies, wetlands delineations, flood plain studies, and any other similar testing or investigation deemed necessary or advisable by Mortgagee incurred in preparation for, contemplation of or in connection with the enforcement of this Mortgage and/or the collection of the debt and for attorneys' fees, appraiser's fees, receiver's costs and expenses, insurance, taxes, outlays for documentary and expert evidence, expenses and costs for preservation of the Mortgages Property, stenographer's charges, publication costs and costs of procuring all abstracts of title, title searches and examination, guarantee policies, and similar data and assurances with respect to title as may deem to be reasonably necessary either to prosecute such suit or to evidence to bidders at any foreclosure sale which may be had pursuant to such decree the true condition of the title to or value of the Mortgaged Property or for any other reasonable purpose. The amount of any such Reimbursable Costs which may be paid or incurred after the decree or judgment for sale is entered may be estimated and the amount of such estimate may be allowed and included as additional Debt secured hereby in the foreclosure judgment or decree for or sale. The phrases "attorneys fees", "legal fees" and counsel fees" when used herein or in the other Loan Documents shall include any and all attorneys', paralegals' and law clerks' fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Mortgaged Property, or any part thereof and enforcing its rights hereunder.

     65. UCC Remedies. It is the intention of the parties hereto that this Mortgage shall constitute a security agreement within the meaning of Applicable Law. If an Event of Default shall occur under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option pursuant to Applicable Law of either (i) proceeding under Applicable Law and exercising such rights and remedies as may be provided to a secured party by Applicable Law with respect to all or any portion of the Collateral that is not real property (including, without limitation, taking possession of and selling such property) or (ii) treating such Collateral as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the UCC shall not apply).

     66. Security Interest - Rents. Without limiting the scope of the assignment of Rents contained in this Mortgage, the assignment of Rents set forth herein shall constitute an assignment of rents as set forth in Ind. Code 32-21-4-2 and thereby creates, and Mortgagor hereby grants to Mortgagee, a security interest in the Rents that will be perfected upon the recording of this Mortgage.

     67. Consent to Receiver. Subject to the terms and provisions of this Mortgage, Mortgagor hereby irrevocably consents to the appointment of a receiver, which receiver, when duly appointed, shall have all of the powers and duties of receivers pursuant to Applicable Law.

     68. Release of Mortgage. Upon payment and performance of the Debt secured hereby, or otherwise in accordance with the provisions of the Note, Mortgagee, upon written request, and at the expense, of Mortgagor, will execute and deliver such proper instruments of release and satisfaction as may be reasonably be requested to evidence such release, and any such instrument, when duly executed by Mortgagee and duly recorded in the place where this Mortgage is recorded, shall conclusively evidence the release of this Mortgage; provided, however, any of the terms and provisions of the Mortgage that are intended to survive, shall nevertheless survive the release or satisfaction of the Mortgage whether voluntarily granted by Mortgagee, as a result of a judgment upon judicial foreclosure of this Mortgage or in the event a deed in lieu of foreclosure is granted by Mortgagor to Mortgagee.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Mortgagor has executed this Mortgage, Assignment of Leases and Rents and Security Agreement the day and year first above written.

                                            MORTGAGOR:

                                            FB DISTRO DISTRIBUTION CENTER, LLC,
                                            a Delaware limited liability company

                                            By:     FB Distro, Inc.,
                                                    an Indiana corporation,
                                                    its Sole Member

                                                    By:_________________________
                                                        Name:
                                                        Title:

                                 ACKNOWLEDGMENT


COMMONWEALTH OF PENNSYLVANIA:

COUNTY OF ________________________:


     The foregoing instrument was acknowledged before me this ___ day of October, 2004, by _________________________, who acknowledged himself/herself to be the _____________ of FB Distro, Inc., an Indiana corporation, the sole member of FB Distro Distribution Center, LLC, a Delaware limited liability company, and that he/she as such officer, being authorized to do so, executed the foregoing instrument, and acknowledged that he/she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.


___________________________
Notary Public
My Commission Expires:














                        THIS INSTRUMENT WAS PREPARED BY:

                            Thomas D. O'Connor, Esq.
                        Kronish Lieb Weiner & Hellman LLP
                           1114 Avenue of the Americas
                            New York, New York 10036

                                    EXHIBIT A

                               LEGAL DESCRIPTION